LEASE AGREEMENT

BETWEEN

783 JERSEY AVENUE, LLC,
a New Jersey limited liability company,
Landlord,

-AND-

HEMIPHERX BIOPHARMA, INC.,
a Delaware corporation,
Tenant.

DATED: March __, 2018

783 Jersey Avenue
New Brunswick, New Jersey 08901
Block 597.06, Lot 1.01

BASIC LEASE PROVISIONS

In addition to other terms elsewhere defined in this Lease the following terms whenever used in this Lease should have only the meanings set forth these Basic Lease Provisions, unless such meanings are expressly modified, limited or expanded elsewhere herein.

(a) Land: The land described on Schedule A attached hereto, located at 783 Jersey Avenue, New Brunswick, Middlesex County, New Jersey, Block 597.06, Lot 1.01.

(b) Building: All buildings located upon the Land.

(c) Premises: The Land, the Building and all other improvements located upon the Land.

(d) Term: Ten (10) years, as may be extended by two (2) Extension Periods of five (5) years each.

(e) Commencement Date: The date this Lease is fully executed and delivered by Landlord and Tenant.

(f) Termination Date: The day immediately preceding the 10th anniversary of the Commencement Date (subject to extension by the Extension Period), or such earlier date upon which the Term may expire or be terminated.

(g) Basic Rent:

Initial Term		
Lease Years	**Annual**	**Monthly**
1-2	$408,000.00	$34,000.00
3	$418,200.00	$34,850.00
4	$428,655.00	$35,721.25
5	$439,371.38	$36,614.28
6	$452,552.52	$37,712.71
7	$466,129.09	$38,844.09
8	$480,112.96	$40,009.41
9	$494,516.35	$41,209.70
10	$509,351.84	$42,445.99
First Extension Period		
Lease Years	**Annual**	**Monthly**
11	$524,632.40	$43,719.37
12	$540,371.37	$45,030.95
13	$556,582.51	$46,381.88
14	$573,279.99	$47,773.33
15	$590,478.39	$49,206.53

Second Extension Period		
Lease Years	Annual	Monthly
16	$608,192.74	$50,682.73
17	$626,438.52	$52,203.21
18	$645,321.68	$53,769.31
19	$664,588.63	$55,382.39
20	$684,526.29	$57,043.86

(h) Security: 3 months Basic Rent and Taxes, due and payable upon signing of this Lease, for the total sum of $113,121.00.

(i) Permitted Use: Pharmaceutical laboratory, research and development, and light manufacturing (including, without limitation, production of pharmaceutical products and ingredients), together with accessory office and storage space.

(j) Broker: Keller Williams City Views.

(k) Incorporation of Schedules, Exhibits and Addenda: Schedule A and Addendum 1 annexed hereto are incorporated into this Lease.

(l) Standard Industrial Classification: Tenant hereby represents and warrants to Landlord that the North American Industry Classification System code that best describes Tenant's operations at the Premises is 325414.

(m) State Laws: This Lease shall be governed by and construed in accordance with the laws of the State of New Jersey.

(n) Landlord's Notice Address:

783 Jersey Avenue, LLC
c/o Kerron LLC
1030 St. Georges Avenue, Suite 203
Avenel, NJ 07001
Attn: Aaron T. Feiler

(o) Tenant's Notice Address:

Hemispherx Biopharma, Inc.
860 North Orange Avenue
Suite B
Orlando, FL 32801-5205
Attn: Wayne Springate

With a copy to:

McCarter & English, LLP
Four Gateway Center
100 Mulberry Street
Newark, New Jersey 07102
Attention: John V. Galluccio, Esq.

TABLE OF CONTENTS

LEASE AGREEMENT

LEASE AGREEMENT (this "Lease"), made as of March __, 2018, between **783 JERSEY AVENUE, LLC**, a New Jersey limited liability company (the "Landlord"), and **HEMISPHERX BIOPHARMA, INC.**, a Delaware corporation (the "Tenant").

1. BASIC LEASE PROVISIONS AND DEFINITIONS.

1.1 Basic Lease Provisions. The "Basic Lease Provisions" set forth on Page i of this Lease are incorporated into this Lease by reference.

1.2 Other Definitions. Other defined terms used in this Lease are set forth on Addendum I.

2. DEMISE, TERM.

2.1 Demise of Premises. Landlord hereby leases and demises to Tenant, and Tenant hereby hires and takes from Landlord, upon and subject to the covenants, agreements, terms, provisions and conditions of this Lease, the Premises for the Term.

2.2 Term. The term (the "Term") of this Lease shall commence on the Commencement Date and shall end on the Termination Date.

2.3 Occupancy of Premises. By entering into occupancy of any part of the Premises, Tenant shall be conclusively deemed to have agreed that Landlord had performed all of Landlord's obligations up to the time of such occupancy, and the Premises were in satisfactory condition as of the date of such occupancy.

3. BASIC RENT; ADDITIONAL RENT.

3.1 Basic Rent. Tenant shall pay rent ("Basic Rent") to Landlord during the Term, in the amounts specified in the Basic Lease Provisions, in lawful money of the United States of America. The Basic Rent shall be payable in equal monthly installments, in advance, on the Basic Rent Payment Dates, commencing on the Commencement Date. Tenant shall pay the Basic Rent and Additional Rent herein reserved promptly as and when the same shall become due and payable.

3.2 Additional Rent. In addition to the Basic Rent, Tenant will pay and discharge when due, as additional rent ("Additional Rent"), all other sums, amounts, liabilities and obligations which Tenant herein agrees to pay to Landlord, together with all interest, charges, penalties, costs, fees and expenses which may be owed by Tenant, or otherwise added thereto, pursuant to the terms of this Lease; all of which shall be deemed "Additional Rent" regardless of whether it is specifically referred to as Additional Rent in this Lease.

3.3 Late Charge. If any installment of Basic Rent or Additional Rent is not paid within ten (10) days after the date when due, Tenant shall pay to Landlord, on demand, a late charge equal to five percent (5%) of the amount unpaid. The late charge is not intended as a penalty but is intended to compensate Landlord for the extra expense it will incur to send out late notices and handle other matters resulting from the late payment. In addition, any installment or installments of Basic Rent or Additional Rent accruing hereunder which are not paid within ten (10) days after the date when due shall bear interest at the lesser of: (i) a rate of six percent (6%) over the Prime Rate, or (ii) the highest legal rate permitted by law. Any interest due as set forth in the preceding sentence shall be calculated from the due

date of the delinquent payment until the date of payment, which interest shall be payable upon demand by Landlord.

3.4 Prorating Rent. If any Lease Year shall consist of a period of less than twelve (12) full calendar months, payments of Basic Rent, Taxes and Landlord's Premiums shall be prorated on the basis of a 365 (or 366, if applicable)-day year, unless otherwise provided. Basic Rent, Taxes and Landlord's Premiums payable hereunder shall be prorated for any partial month, on a per-diem basis.

3.5 No Abatement or Set-off. This is a net lease and, except as herein provided, Tenant hereby covenants and agrees to pay to Landlord, at Landlord's address for notices hereunder, or such other place as Landlord may from time to time designate, without any offset, set-off, counterclaim, deduction, defense, abatement, suspension, deferment or diminution of any kind (i) the Basic Rent, without notice or demand, (ii) Additional Rent and (iii) all other sums payable by Tenant hereunder. Except as otherwise expressly provided herein, this Lease shall not terminate, nor shall Tenant have any right to terminate or avoid this Lease or be entitled to the abatement of any Basic Rent, Additional Rent or other sums payable hereunder or any reduction thereof, nor shall the obligations and liabilities of Tenant hereunder be in any way affected for any reason. The obligations of Tenant hereunder shall be separate and independent covenants and agreements.

3.6 Invoices. If Landlord issues monthly or other periodic rent billing statements to Tenant, the issuance or non-issuance of such billings and statements shall not affect Tenant's obligation to pay Basic Rent or the Additional Rent set forth in Section 4.3 of this Lease, all of which are due and payable on the Basic Rent Payment Dates.

4. OPERATING EXPENSES; REAL ESTATE TAXES.

4.1 Landlord's Premiums and Taxes. Commencing upon the Commencement Date, Tenant shall pay to Landlord (i) Landlord's Premiums and (ii) Taxes for each Lease Year during the Term.

4.2 Landlord's Statements. On or after the Commencement Date, and as soon as practical following each succeeding anniversary of the Commencement Date during the Term, Landlord shall determine or estimate (i) Landlord's Premiums for the Lease Year in question (the "Estimated Premiums") and shall submit such information to Tenant in a written statement (the "Insurance Statement"), and (ii) Taxes for the Lease Year in question (the "Projected Taxes") and shall submit such information to Tenant in a written statement (the "Tax Statement"). Landlord will use reasonable efforts to issue each Statement within ninety (90) days following the end of each Lease Year. Landlord's failure to render any Statement with respect to any Lease Year shall not prejudice Landlord's right to render a Statement with respect thereto or with respect to any subsequent Lease Year, as the case may be, nor shall the rendering of a Statement prejudice Landlord's right thereafter to render a corrected Statement for that Lease Year.

4.3 Monthly Payment. Commencing on the first Basic Rent Payment Date following the submission of any Insurance Statement and/or Tax Statement, as applicable, and continuing thereafter on each successive Basic Rent Payment Date until Landlord renders the next Insurance Statement and/or Tax Statement, Tenant shall pay to Landlord on account of its obligations under Section 4.1 of this Lease: (i) in the case of an Insurance Statement, a sum (the "Monthly Insurance Payment") equal to one-twelfth (1/12) of the Estimated Premiums for such Lease Year, and (ii) in the case of a Tax Statement, a sum (the "Monthly Tax Payment") equal to one-twelfth (1/12) of the Projected Taxes for such Lease Year. Tenant's first Monthly Insurance Payment and/or Monthly Tax Payment after receipt of an Insurance Statement or a Tax Statement shall be accompanied by Tenant's payment of the difference between Tenant's Monthly Insurance Payments or Monthly Tax Payments, as applicable, actually paid to date by

Tenant during the applicable Lease Year, and the amount of Landlord's Premiums or Taxes, as applicable, shown on the new Statement applicable to the current Lease Year.

4.4 Direct Payment of Taxes. At Landlord's election, Landlord may cause all Tax bills to be sent directly to Tenant from the applicable taxing authority. If Landlord so elects, Tenant shall pay such Tax bills not later than the due date therefor, and shall deliver Landlord evidence of such payment within 10 days after Tenant's receipt thereof. Any late fees, penalties, interest or other charges incurred as a result of Tenant's failure to timely pay Taxes shall be paid by Tenant, as Additional Rent hereunder.

4.5 Reconciliation. Each Insurance Statement and/or Tax Statement, as applicable, shall reconcile the payments made by Tenant pursuant to the preceding Insurance Statement or Tax Statement with, (i) in the case of an Insurance Statement, the Landlord's Premiums for the period covered thereby, and (ii) in the case of a Tax Statement, the actual Taxes imposed for the period covered thereby. Any balance due to Landlord shall be paid by Tenant within twenty (20) days after Tenant's receipt of the applicable Statement; any surplus due to Tenant shall be applied by Landlord against the next accruing monthly installment(s) of Additional Rent due under this Article. If the Term has expired or has been terminated, Tenant shall pay the balance due to Landlord or Landlord shall refund the surplus to Tenant, whichever the case may be, within twenty (20) days after Tenant's receipt of the applicable Statement.

4.6 Refund of Taxes. Landlord shall have the right, but not the obligation, at any time or times without notice to Tenant, to seek a lowering of the assessed valuation of the Land and improvements which may, from time to time, constitute the Premises. Landlord may employ whatever individuals, firms and corporations and/or attorneys which Landlord may, in its sole judgment, deem necessary to undertake such endeavor and, at the request of Landlord, Tenant will cooperate with Landlord or its representatives in effecting such a reduction. If Landlord receives any refund of Taxes applicable to any Lease Year, Landlord shall deduct from such tax refund any expenses, including, but not limited to, attorneys' fees and appraisal fees, actually incurred in obtaining such tax refund. If Tenant has previously paid Taxes based upon the Taxes before application of the refund or reduction, after deduction of such expenses, Landlord shall credit such refund against the next accruing monthly installments(s) of Additional Rent, or if the Term shall have expired, such refund shall be refunded to Tenant within thirty (30) days after receipt thereof by Landlord. While any such reduction proceedings are pending, the computation and payment of Taxes shall be based upon the original assessments for such year.

4.7 Increases in Premiums with Respect to Tenant. Tenant shall also pay to Landlord, upon demand, the amount of any increase in Landlord's Premiums which is attributable to Tenant's use or manner of use of the Premises, to activities conducted on or about the Premises by Tenant or on behalf of Tenant or to any Alterations made by or on behalf of Tenant.

4.8 Survival. No adjustment in Tenant's obligation to pay Additional Rent under this Article 4 shall result in a decrease in the Basic Rent payable hereunder. Tenant's obligation to pay Additional Rent, and Landlord's obligation to credit and/or refund to Tenant any amount shall survive the Termination Date for a period of twelve (12) months. Notwithstanding anything to the contrary contained in this Article 4, if Tenant is entitled to any payment or refund of Additional Rent after the Termination Date, and the Term has been terminated as a result of a default by Tenant, then Landlord shall have the right to retain such surplus Additional Rent to the extent Tenant owes Landlord any Basic Rent or Additional Rent.

5. UTILITIES.

5.1 Electricity. Tenant shall contract directly with the applicable electric utility company for electric service for the Premises, and shall pay all charges directly to said utility company. Tenant shall not, without Landlord's prior written consent in each instance (such consent not to be unreasonably withheld, conditioned or delayed), connect any fixtures, appliances or equipment to the Building's electric distribution system or make any alteration or addition to the electric system of the Premises existing on the Commencement Date of this Lease. If, in the reasonable judgment of Landlord, any requested changes will not cause or create a dangerous or hazardous condition or damage or injury to the Building, or entail excessive or unreasonable alterations or repairs, Landlord will make such changes, at Tenant's sole cost and expense. Tenant covenants and agrees to pay Landlord for such costs and expenses within thirty (30) days of Tenant's receipt of a bill therefor.

5.2 Other Utilities. Tenant shall contract directly with the applicable utility company for sewer, water, natural gas, telephone and/or any other utility service for the Premises, and shall pay all charges directly to said utility company.

5.3 Landlord Not Liable. Except for the negligence or willful misconduct of Landlord or Landlord's employees, agents or contractors, Landlord shall not in any way be responsible or liable to Tenant at any time for any loss, damage or expenses resulting from any change in the quantity or character of the electric service or any other utility service, or for its being no longer suitable for Tenant's requirements, or from any cessation or interruption of the supply or current, nor shall any such loss, damage or expenses, or non-supply of electric service or any other utility service in any way affect the tenancy or in any way relieve Tenant of any obligation under the terms of this Lease.

5.4 Payment for Utilities. Tenant shall be responsible for the costs and expenses of all utilities consumed at the Premises from and after the Commencement Date.

6. DELIVERY OF PREMISES. Tenant agrees that it is accepting the Premises in "AS IS" condition without any improvements and/or alterations by Landlord. Tenant acknowledges and agrees that neither Landlord nor any employee, agent or representative of Landlord has made any express or implied representations or warranties with respect to the physical condition of the Premises, the fitness or quality thereof or any other matter or thing whatsoever with respect to the Premises or any portion thereof, and that Tenant is not relying upon any such representation or warranty in entering into this Lease. Tenant acknowledges that it was the owner and occupant of the Premises prior to the Commencement Date, and Tenant is fully familiar with all aspects of the Premises, and the condition thereof.

7. MAINTENANCE, ALTERATIONS AND ADDITIONS; REMOVAL OF TRADE FIXTURES.

7.1 Tenant's Maintenance. Tenant agrees, at Tenant's expense, to keep the Premises in good order and condition (except for ordinary wear and tear), and will make all structural and non-structural repairs, maintenance, alterations, renewals and replacements, ordinary and extraordinary, foreseen or unforeseen, and shall take such other action as may be necessary or appropriate to keep and maintain the Premises in good order and condition, including, without limitation, roof, exterior walls, structural columns and supports, foundations, parking lots, sidewalks, curbs, landscaping, Building systems, doors, windows, frames, dock bumpers and levelers and utility lines. Landlord will not be liable for any labor, services or materials furnished or to be furnished to Tenant, or to anyone holding the Premises or any part thereof through or under Tenant. Further, Tenant shall be responsible for all snow, ice, debris and trash removal from the Premises. Tenant shall not cause or permit any Liens to attach to or affect the interest of Landlord in and to the Premises. Tenant's obligations hereunder shall include, without limitation,

maintenance, at its own expense, of all light bulbs, fluorescent tubes, and lighting fixtures in the Premises, including all component parts such as starters, ballasts, and lenses or grills. All repairs made by Tenant shall be substantially equal in quality to the original work.

7.2 Landlord's Repairs. Landlord shall not be obligated to perform any repairs, maintenance or replacements to the Premises; however, if Tenant fails to perform any repairs, maintenance or replacements, after the expiration of any applicable notice and cure periods, Landlord may do so on Tenant's behalf, and at Tenant's expense.

7.3 Requirements for Tenant's Maintenance and Alterations. All maintenance and repair, and any Alterations, performed by, on behalf of or for the account of Tenant (a) shall be completed expeditiously in a good and workmanlike manner, and in compliance with all applicable Legal and Insurance Requirements, and (b) shall be performed by contractors approved by Landlord (which approval shall not be unreasonably withheld, conditioned or delayed) to the extent such work involves any work to any electrical, mechanical, plumbing or other system of the Building, any work to the outside of the Building, any work to the roof of the Building or any work to any structural element of the Building.

7.4 Alterations.

(a) Permitted Alterations. If there is then no Event of Default, and no condition which would become an Event of Default with the passage of time, giving of notice, or both, Tenant may, after notice to Landlord and submission of plans and specifications, make interior, non-structural Alterations which do not constitute Major Work.

(b) Landlord's Consent to Alterations. Tenant shall not make any Alteration having an aggregate cost in excess of $50,000, or materially affecting, altering, interfering with or disrupting any electrical, mechanical, plumbing or other system of the Building, or affecting the outside appearance, the roof, the ingress to or the egress from the Premises and/or any structural element of the Building (any such work being hereinafter referred to as "Major Work"), unless Tenant submits to Landlord detailed plans and specifications therefor and Landlord approves such plans and specifications in writing (which such approval shall be at Landlord's reasonable discretion). In addition to all other rights and remedies available to Landlord, Landlord may require Tenant to immediately remove any Major Work performed without Landlord's consent.

(c) Building Systems. Notwithstanding anything contained in this Lease to the contrary, Landlord reserves the right to require Tenant to use Landlord's designated engineers and/or contractors in connection with Tenant's Major Work affecting, altering, interfering with or disrupting any electrical, mechanical, plumbing or other system of the Building deemed critical by Landlord, or affecting the outside appearance, the roof, the ingress to or the egress from the Premises and/or any structural element of the Building, provided Landlord's designated engineers and/or contractors charge market rates for their services.

7.5 Surrender of Alterations. All Alterations consented to by Landlord shall, upon installation, become the property of Landlord and shall be deemed part of, and shall be surrendered with, the Premises; however, specialized Alterations must be removed by Tenant prior to the Termination Date. At any time during the Term, Tenant may install, place or reinstall in, or replace and remove from, the Premises any trade equipment, machinery and personal property belonging to Tenant (such trade equipment, machinery and personal property shall not become the property of Landlord), provided that (i) Tenant shall repair all damage caused by such installation or removal, and (ii) Tenant shall not install any equipment, machinery or other items upon the roof of the Building or make any openings on or about

such roof without the prior written consent of Landlord (such consent not to be unreasonably withheld, conditioned or delayed).

8. USE OF DEMISED PREMISES.

8.1 Permitted Use. Tenant shall not use, or suffer or permit the use of, the Premises or any part thereof by anyone for any purposes other than for the Permitted Use, but subject to Section 8.2 hereof.

8.2 Prohibited Uses. Tenant shall not use, or suffer or permit the use of, the Premises or any part thereof in any manner or for any purpose or do, bring or keep anything, or suffer or permit anything to be done, brought or kept, therein (including, but not limited to, the installation or operation of any electrical, electronic or other equipment) (a) which contravenes the certificate of occupancy for the Building or the Premises; (b) which could cause an overload of the electrical or mechanical systems of the Building or the Premises, which could exceed the floor load per square foot which the floor was designed to carry and which is allowed by Legal Requirements or which could adversely impact the structural integrity of any floors or ceilings; (c) which in the reasonable judgment of the Landlord, may in any way impair or interfere with the proper and economic heating, air conditioning of the Building; or (d) which, in the reasonable judgment of Landlord, would in any way impair or tend to impair or exceed the design criteria, the structural integrity, character or appearance of the Building, or result in the use of the Building or any component thereof (including, without limitation, any plumbing components) in a manner or for a purpose not intended, or which, in the reasonable judgment of Landlord, may be prejudicial to the business of Landlord. Notwithstanding the foregoing, Tenant hereby represents to Landlord that Tenant has been operating the Permitted Use in the Premises prior to the Commencement Date, and that the Permitted Use does not adversely impact the structural integrity of any floors or ceilings.

8.3 Permits, Licenses and Authorizations. Tenant shall obtain, at its sole cost and expense, all permits, licenses or authorizations of any nature required in connection with the operation of Tenant's business at the Premises, including, without limitation, any work or Alterations performed therein.

9. NO LANDLORD'S SERVICES. Landlord has no obligation to provide any services to Tenant under this Lease.

10. COMPLIANCE WITH REQUIREMENTS.

10.1 Compliance. Tenant will (i) comply with all Legal and Insurance Requirements applicable to the Building, Premises or Tenant's use or occupancy thereof, and (ii) maintain and comply with all permits, licenses and other authorizations required by any governmental authority for its use of the Premises and for the proper operation, maintenance and repair of the Premises or any part thereof. Landlord will join in the application for, and generally cooperate with Tenant (but at no cost to Landlord) in connection with obtaining any permit or authorization with respect to Legal Requirements, if such joinder or cooperation is necessary.

10.2 Increases in Insurance Premiums. Tenant shall not do, or permit to be done, anything in or to the Premises, or bring or keep anything therein which will, in any way, increase the cost of fire or public liability insurance on the Premises, or invalidate or conflict with the fire insurance or public liability insurance policies covering the Premises or any personal property kept therein by Landlord, or obstruct or interfere with the rights of Landlord or of other tenants, or in any other way injure Landlord or other tenants, or subject Landlord to any liability for injury to persons or damage to property, or interfere with good order of the Building. Any increase in fire insurance premiums on the Premises or the contents within the Building, or any increase in the premiums of any other insurance carried by Landlord in

connection with the Building or the Premises, caused by the use or occupancy of the Premises, or violation of Legal Requirements or Insurance Requirements, by Tenant, and any expense or cost incurred in consequence of the negligence, carelessness or willful action of Tenant, shall be Additional Rent and paid by Tenant to Landlord within thirty (30) days of demand therefor.

11. COMPLIANCE WITH ENVIRONMENTAL LAWS.

11.1 Definitions. For the purposes of this Lease, the following terms shall have the meanings set forth below:

(a) "Compliance with ISRA" shall mean receipt by the Tenant of a Response Action Outcome ("RAO") issued by a Licensed Site Remediation Professional ("LSRP") (as such terms are defined below), or any other written determination by the NJDEP or an LSRP that the requirements of ISRA have been satisfied with respect to the Premises.

(b) "Environment" shall mean surface soils, subsurface soils, sediment, surface water, groundwater, wetlands, soil gas, ambient air or land, and all flora and fauna existing therein or thereon.

(c) "Environmental Conditions" means any contamination or pollution or threatened contamination or pollution of, or the Release or threatened Release of Hazardous Materials into, the Environment, whether known or unknown and regardless of when such conditions first existed or arose.

(d) "Environmental Laws" means all federal, regional, state, county or local laws, statutes, ordinances, decisional law, rules, regulations, codes, orders, decrees, directives and judgments relating to public health or safety, pollution, damage to or protection of the Environment, Environmental Conditions, Releases or threatened Releases of Hazardous Materials into the Environment or the use, manufacture, processing, distribution, treatment, storage, generation, disposal, transport or handling of Hazardous Materials, as the same are in effect on the Commencement Date, together with any amendments to the same and any new enactments adopted, promulgated or enacted after the Commencement Date, including, but not limited to, the Federal Water Pollution Control Act, 33 U.S.C. §§ 1231-1387; the Resource Conservation and Recovery Act, 42 U.S.C. §§ 6901-6991; the Clean Air Act, 42 U.S.C. §§7401-7642; the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. §§ 9601-9675; the Toxic Substances Control Act, 15 U.S.C. §§ 2601-2629; the Industrial Site Recovery Act, N.J.S.A. 13:1K-6 et seq. ("ISRA"); the Site Remediation Reform Act, N.J.S.A. 58:10C-1 et seq., (the "SRRA"); the New Jersey Spill Compensation and Control Act, N.J.S.A. 58:10-23.11 et seq.; the New Jersey Water Pollution Control Act, N.J.S.A. 58:10A-1 et seq.; the New Jersey Air Pollution Control Act, N.J.S.A. 26:2C-1 et seq.; and the New Jersey Environmental Rights Act, N.J.S.A. 2A:35A-1 et seq.; and any and all rules and regulations promulgated thereunder.

(e) "Hazardous Materials" shall mean any substances, materials or wastes, whether liquid, gaseous or solid, and any pollutant or contaminant, that is infectious, toxic, hazardous, explosive, corrosive, flammable or radioactive, or that is regulated under, defined, listed or included in any Environmental Laws, including without limitation, petroleum, polychlorinated biphenyls, asbestos and asbestos containing materials and urea formaldehyde.

(f) "Licensed Site Remediation Professional" or "LSRP" shall have the same meaning given to such terms under the SRRA.

(g) "Losses" shall mean all fines, penalties, damages (including, without limitation, damages on account of personal injury or death, property damage or damage to natural resources), fees,

costs and expenses (including, without limitation, sampling, monitoring and remediation costs, reasonable attorneys', consultants' and engineering fees and disbursements, costs of defense and interest).

(h) "NJDEP" shall mean the New Jersey Department of Environmental Protection, its divisions, bureaus and subdivisions.

(i) "Release" shall mean any intentional or unintentional release, discharge, burial, spill, leaking, pumping, pouring, emitting, emptying, injection, disposal or dumping into the Environment.

(j) "Remedial Action Permit" shall have the same meaning given to such term at N.J.A.C. 7:26C-7 et seq.

(k) "Remedial Actions" means any and all: (i) investigations of Environmental Conditions, including site assessments, site investigations, remedial investigations, soil, groundwater, surface water, sediment sampling or monitoring; or (ii) actions taken to remove, abate or remediate Environmental Conditions, including the use, implementation, application, installation, operation or maintenance of removal actions, in-situ or ex-situ remediation technologies applied to the surface or subsurface soils, encapsulation or stabilization of soils, excavation and off-site treatment or disposal of soils, systems for the recovery and/or treatment of groundwater or free product, Engineering Controls, Institutional Controls, Classification Exception Areas and Well Restriction Areas (as such terms are defined under Environmental Laws, including N.J.S.A. 58:10B-1 et seq.).

(l) "Remediation Standards" means either numeric or narrative standards to which Hazardous Materials in the Environment must be remediated as established pursuant to Environmental Laws by the NJDEP.

(m) "Response Action Outcome" or "RAO" shall have the same meaning given to such terms under the SRRA.

11.2 Tenant's Covenants. At all times during the Term, Tenant agrees to:

(a) comply in all material respects, at its sole cost and expense, with all Environmental Laws applicable to Tenant's use of or operations at the Premises; provided, however, that Tenant shall have no obligation, and Landlord shall be responsible at its sole cost and expense, to comply with the requirements of Environmental Laws applicable to any Release of Hazardous Materials on, at or under the Premises occurring at any time during the Term caused by Landlord or any of Landlord's employees, agents, representatives or contractors (a "Landlord Release");

(b) deliver promptly to Landlord a true and complete copy of any material correspondence, notice, report, sampling or testing data, declaration, submission, order, complaint, citation or other document or agreement submitted to, or received from, any governmental entity, department or agency in connection with any Environmental Law relating to Tenant's use of or operations at the Premises;

(c) use, store, handle, generate, treat and dispose of all Hazardous Materials used in connection with Tenant's use of or operations at the Premises in compliance in all material respects with the requirements of applicable Environmental Laws; and

(d) not cause, or allow any employee, agent, representative, contractor, invitee or licensee of Tenant (the "Tenant Parties") to cause, any Release of Hazardous Materials on, at or under the

Premises in violation of applicable Environmental Laws (a "Tenant Release"). In the event of a Tenant Release, Tenant shall perform, at its cost and expense, all Remedial Actions required under applicable Environmental Laws in order to address such Tenant Release in accordance with the provisions of Section 11.4 and Section 11.5 hereof.

11.3 Compliance With ISRA.

(a) Tenant represents that the North American Industry Classification System ("NAICS") code that best describes Tenant's operations at the Premises is 325414, which NAICS code is subject to ISRA. In the event of the occurrence during the Term of a "change of ownership", "closing operations" or "transferring ownership or operations" (as such terms are defined under ISRA), Tenant shall, prior to the Termination Date and at its cost and expense, achieve Compliance with ISRA in accordance with the applicable provisions of this Article 11.

(b) If Tenant fails to achieve Compliance with ISRA by the Termination Date, then Landlord shall provide Tenant with a thirty (30) day period within which to achieve Compliance with ISRA and, if Tenant has not achieved Compliance with ISRA by the expiration of such thirty (30) day period, Landlord shall have the right to treat Tenant as a holdover tenant pursuant to Section 24.2 hereof, and Tenant shall continue to diligently achieve Compliance with ISRA. Upon achieving Compliance with ISRA, Tenant shall be deemed to have delivered possession of the Premises to Landlord in accordance with the provisions of this Lease and Tenant's status as a holdover tenant shall cease and any holdover rent shall be adjusted as of the date Tenant achieves Compliance with ISRA.

11.4 Performance of Remedial Actions. In the event Tenant or any LSRP retained by Tenant ("Tenant's LSRP") performs any Remedial Actions at the Premises during the Term in order to satisfy any of Tenant's obligations under this Article 11, Tenant agrees to:

(a) perform, and cause all consultants and contractors, including Tenant's LSRP, to perform, such Remedial Actions in a workman-like manner and consistent with applicable Environmental Laws;

(b) provide Landlord with at least two (2) days prior notice (or such shorter notice as shall be necessary in order to comply with any order or directive of the NJDEP or requirement of Tenant's LSRP) of the initiation of any Remedial Actions at the Premises;

(c) provide Landlord with copies of all documents submitted by Tenant or Tenant's LSRP to, or received by Tenant or Tenant's LSRP from, the NJDEP or any other governmental agency or authority in connection with the performance of Remedial Actions at the Premises;

(d) permit Landlord to have a representative present at the Premises during the performance of any Remedial Action; and

(e) upon the completion of the Remedial Action and consistent with the Remedial Action and the requirements of Environmental Laws, restore the Premises to substantially the same condition it was in prior to the performance of the Remedial Action.

11.5 Landlord's Obligations With Respect to Remedial Actions. As to the Remedial Actions that Tenant or Tenant's LSRP performs at the Premises pursuant to this Article 11, Landlord and Tenant consent, covenant and agree as follows: (a) Tenant and Tenant's LSRP shall have the right to exercise the authority to select and propose the Remedial Actions necessary to achieve Compliance with the requirements of ISRA and other Environmental Laws with respect to the Premises, and to implement the

same at the Premises, consistent with the provisions of this Section 11.5; (b) Tenant and Tenant's LSRP shall have the right to use and employ Remediation Standards applicable to non-residential properties and any remediation methodology, including Engineering Controls, Institutional Controls and Classification Exception Areas and Well Restriction Areas, provided that the use of such Remediation Standards or remediation methodology does not unreasonably interfere with Tenant's day-to-day operations at the Premises, subject to Landlord's prior consent, such consent not to be unreasonably withheld, conditioned or delayed; (c) Tenant shall exercise the authority to conduct any negotiations with the NJDEP and/or Tenant's LSRP concerning the method, scope and pace of the Remedial Action, consistent with the provisions of this Section 11.5; (d) as requested by Tenant, Landlord shall execute documents required to enable the implementation of the Remedial Actions selected by Tenant or Tenant's LSRP, including permit applications or Deed Notices, provided that Tenant shall be solely responsible for all costs and expenses incurred to apply for and obtain such permits and to prepare and record such Deed Notices; (e) Landlord and Tenant shall use the Premises in a manner that complies with any Engineering Control or Institutional Control installed or required in connection with the Remedial Action selected by Tenant or Tenant's LSRP (including Landlord's reasonable assistance to Tenant in the preparation of the biennial certification required under N.J.S.A. 58:10B-13.1(a)(2)); and (f) Landlord shall be listed as a co-permittee under any Remedial Action Permit(s) issued to Tenant by the NJDEP in connection with the Remedial Actions implemented by Tenant or Tenant's LSRP at the Premises, with Tenant being listed as, and being responsible for satisfying the compliance obligations of, the "person with primary responsibility for permit compliance" under such Remedial Action Permit(s) at all times during the Term and to the Termination Date, at which time Tenant's obligations with respect to such Remedial Action Permits shall cease and Landlord shall assume Tenant's obligations thereunder.

11.6 Holder Notice. If Landlord has given Tenant the name and address of any holder of an Underlying Encumbrance (as such term is defined in Section 23.1 hereof) (a "Holder"), Tenant shall provide such Holder with copies of the documents Tenant is obligated to provide to Landlord under this Article 11.

11.7 Indemnification.

(a) By Tenant. Tenant shall defend, indemnity and hold harmless Landlord from and against any and all Losses imposed on, incurred by or asserted against Landlord or for which Landlord may be liable or obligated arising from (i) Tenant's failure to satisfy any of its obligations under this Article 11, or (ii) any Tenant Release.

(b) By Landlord. Landlord shall defend, indemnity and hold harmless Tenant and the Tenant Parties from and against any and all Losses imposed on, incurred by or asserted against Tenant or any of the Tenant Parties or for which Tenant or any of the Tenant Parties may be liable or obligated arising from (i) Landlord's failure to satisfy any of its obligations under this Article 11, or (ii) any Landlord Release.

11.8 Survival. The provisions of this Article 11 and Tenant's and Landlord's respective rights and obligations hereunder shall survive the expiration or earlier termination of this Lease.

12. DISCHARGE OF LIENS. Tenant will discharge, by payment or by obtaining an appropriate bond, within thirty (30) days after receipt of notice thereof, any Lien on the Premises or the Basic Rent or any Additional Rent caused by or arising out of Tenant's acts or Tenant's failure to perform any obligation hereunder.

13. PERMITTED CONTESTS. Tenant may contest, by appropriate proceedings, the amount, validity or application of any Legal Requirement which Tenant is obligated to comply with or any Lien

which Tenant is obligated to discharge, provided that (a) such proceedings shall suspend the collection thereof, (b) no part of the Premises or of any Basic Rent or Additional Rent or other sum payable hereunder would be subject to loss, sale or forfeiture during such proceedings, (c) Landlord would not be subject to any civil or criminal liability for failure to pay or perform, as the case may be, (d) Tenant shall have furnished such security as may be required in the proceedings, (e) such proceedings shall not affect the payment of Basic Rent or Additional Rent or prevent Tenant from using the Premises for its intended purposes, and (f) Tenant shall notify Landlord of any such proceedings not less than ten (10) days prior to the commencement thereof, and shall describe such proceedings in reasonable detail. Tenant will conduct all such contests in good faith and with due diligence and will, promptly after the determination of such contest, pay and discharge all amounts which shall be determined to be payable therein.

14. <u>INSURANCE; INDEMNIFICATION.</u>

14.1 <u>Tenant's Insurance.</u>

(a) <u>Coverages.</u> Tenant shall obtain, and shall keep in full force and effect during the Term, the following insurance coverages, with insurers which are authorized to do business in the State of New Jersey and which are rated at least A (Class X) in Best's Key Rating Guide:

(i) commercial general liability insurance (including, during any period when Tenant is performing work in or making Alterations to the Premises, coverage for any construction on or about the Premises), against claims for bodily injury, personal injury, death or property damage occurring on, in or about the Premises, or as a result of ownership of facilities located on the Premises, in an amount per occurrence of not less than $5,000,000 combined single limit for any bodily injury, personal injury, death or property damage. If Tenant has other locations that it owns or leases, the policy shall include an aggregate limit per location endorsement;

(ii) personal property insurance insuring all equipment, trade fixtures, inventory, fixtures and personal property located on or in the Premises covered by the causes of loss - special form (all risk) and, in addition, coverage for flood (if required by Landlord's Lender), earthquake and mechanical breakdown, together with insurance protecting against water or sprinkler leakage and sewer and drain back-up. Such insurance shall be written on a replacement cost basis in an amount equal to one hundred percent (100%) of the full replacement value of the aggregate of the foregoing. Tenant acknowledges that Landlord shall not be obligated to obtain or maintain insurance coverage with respect to any of Tenant's equipment, trade fixtures, inventory, fixtures and personal property;

(iii) workers' compensation insurance coverage for the full statutory liability of Tenant and employers' liability insurance with a limit of not less than $500,000 per accident, $500,000 disease, policy limit and $500,000 disease, each employee;

(iv) business interruption insurance in such amounts as will reimburse Tenant for direct and indirect loss of earnings attributable to those events commonly insured against by reasonable prudent tenants and/or attributable to Tenant's inability to access or to occupy (all or part of) the Premises;

(v) "pollution legal liability insurance" insurance covering Tenant, Landlord (as an additional insured) and the Premises for the entire Term, with coverage of at least $1,000,000.00; and

(vi) such other insurance with respect to the Premises in such amounts and against such insurable exposures as Landlord reasonably deems necessary and prudent, or as may be required by any Lender.

(b) Policy Requirements. Tenant's policies of insurance shall be written as primary policy coverage and not contributing with, or in excess of, any coverage which Landlord may carry, and all such policies shall name as additional insured parties (except for workers' compensation insurance and business interruption insurance) Landlord, Landlord's Lender(s) and any other parties named by Landlord as having an interest in the Premises, as their respective interests may appear, and shall be reasonably satisfactory to Landlord. In addition, said policies of insurance (except for workers' compensation insurance) shall (i) provide that thirty (30) days' prior written notice of suspension, cancellation, termination, modification, non-renewal or lapse or material change of coverage shall be given to Landlord and that such insurance shall not be invalidated by any act or neglect of Landlord or Tenant or any owner of the Premises, nor by any change in the title or ownership of the Premises, nor by occupation of the Premises for purposes more hazardous than are permitted by such policy, and (ii) not contain a provision relieving the insurer thereunder of liability for any loss by reason of the existence of other policies of insurance covering the Premises against the peril involved, whether collectible or not. The policies of insurance required to be maintained by Tenant pursuant to Section 14.1(a)(i) shall also include a contractual liability endorsement evidencing coverage of Tenant's indemnification obligations set forth in Section 14.4. Tenant may not self-insure for any insurance coverage required to be obtained or carried by Tenant under this Lease, and any deductible amounts under any insurance policies required hereunder shall not exceed $10,000 without the consent of Landlord, which shall not be unreasonably withheld, conditioned or delayed if Tenant demonstrates adequate financial strength. Notwithstanding the foregoing, Landlord hereby grants its consent throughout the Term of this Lease for a deductible in the amount of $50,000 with respect to any flood insurance coverage, and a deductible in the amount of $25,000 with respect to any earthquake insurance coverage, to the extent Tenant is required or elect to maintain or continue to maintain such coverage. Tenant shall have the right to provide the insurance coverages of Section 14.1(a) in a blanket policy, provided such blanket policy expressly affords coverage to the Premises and to Landlord as required by this Lease. Neither the issuance of any insurance policy required hereunder, nor the minimum limits specified herein with respect to Tenant's insurance coverage, shall be deemed to limit or restrict in any way Tenant's liability arising under or out of this Lease.

(c) Certificates of Insurance. On or before the Commencement Date, Tenant shall deliver to Landlord original or duplicate policies or certificates of the insurers evidencing all the insurance which is required to be maintained hereunder by Tenant, and, within ten (10) days prior to the expiration of any such insurance, original or duplicate policies or certificates evidencing the renewal of such insurance. Tenant's certificates of insurance shall be: (i) Acord Form 27 with respect to property insurance policies, (ii) Acord Form 25-S with respect to liability insurance policies or successor forms as designated or approved by Landlord. With respect to the notification provisions of any certificate of insurance, Tenant shall require its issuing insurers to provide Landlord thirty (30) days' prior absolute written notification of suspension, cancellation, termination, modification, non-renewal or lapse or material change of coverage; certificate endorsements to the effect that the insurer will "endeavor" to provide written notice are not acceptable.

(d) No Separate Insurance. Tenant shall not obtain or carry separate insurance concurrent in form or contributing in the event of loss with that required by Section 14.1 unless Landlord is named as an additional insured therein.

(e) Tenant's Failure to Maintain Insurance. If Tenant does not purchase the insurance required by this Lease or keep the same in full force and effect, Landlord may, but shall not be obligated to, purchase the necessary insurance and pay the premium. The Tenant shall repay such

amounts to Landlord within ten (10) days of demand. In addition, Landlord may recover from Tenant and Tenant agrees to pay any and all reasonable expenses (including attorneys' fees) and damages which Landlord may sustain by reason of the failure of Tenant to obtain and maintain such insurance. Tenant's failure to maintain insurance under this Lease shall not affect Tenant's liabilities or obligations hereunder.

14.2 Landlord's Insurance. Landlord shall obtain, and shall keep in full force and effect during the Term, the following insurance coverages, with insurers which are authorized to do business in the State of New Jersey and which are rated at least A- (Class VII) in Best's Key Rating Guide:

(i) property insurance on the Building with respect to risks from time to time included under a standard "All Risk" policy, including, but not limited to, fire, vandalism, malicious mischief, and ordinance coverage (including, if determined necessary by Landlord or if required by a Lender or Master Landlord, flood and earthquake insurance), with an agreed endorsement in an amount equal to the full replacement cost of the Building, as determined from time to time (but not less often than once every year) by a method required by the insurer or insurers;

(ii) commercial general liability insurance (including, during any period when Landlord is making alterations or improvements to the Premises, coverage for any construction on or about the Premises), against claims for bodily injury, personal injury, death or property damage occurring on, in or about the Premises, or as a result of ownership of facilities located on the Premises, in an amount per occurrence and with such deductible as required by any Lender or Master Landlord, or if none, as would be reasonably carried by a prudent owner of property similar to the Premises;

(iii) rental income insurance in an amount equal to the aggregate rental income from the Premises, from time to time, for a period of twelve (12) months;

(iv) insurance against mold and other infestation; and

(v) such other insurance reasonably carried in good faith by Landlord or required from time to time by any Lender.

The cost of the insurance coverages maintained by Landlord under this Section 14.2 is referred to as "Landlord's Premiums." Tenant shall have no rights in the policy or policies of insurance maintained by Landlord and shall not, for any reason, be entitled to be a named insured thereunder.

14.3 Waiver. Landlord hereby waives and releases Tenant, and Tenant hereby waives and releases Landlord, from any and all liabilities, claims and losses for which the released party is or may be held liable to the extent of any insurance proceeds received by said injured party. Each party hereto agrees to have included in each of its insurance policies (insuring the Building in the case of Landlord, and insuring Tenant's personal property, trade fixtures, equipment and improvements in the case of Tenant, against loss, damage or destruction by fire or other casualty) a waiver of the insurer's right of subrogation against the other party to this Lease. If such waiver is not enforceable or is unattainable, then such insurance policy shall contain either (i) an express agreement that such policy shall not be invalidated if Landlord or Tenant, whichever the case may be, waives the right of recovery against the other party to this Lease or (ii) any other form for the release of Landlord or Tenant, whichever the case may be. If such waiver, agreement or release shall not be, or shall cease to be, obtainable from Landlord's insurance company or from Tenant's insurance company, whichever the case may be, then Landlord or Tenant shall notify the other party of such fact and shall use its best efforts to obtain such waiver, agreement or release from another insurance company satisfying the requirements of this Lease.

14.4 Indemnification. (a) Tenant hereby indemnifies, and shall pay, protect and hold Landlord harmless from and against all liabilities, losses, claims, demands, costs, expenses (including reasonable attorneys' fees and expenses) and judgments of any nature (except to the extent Landlord is compensated by insurance maintained by Landlord or Tenant hereunder and except for such of the foregoing as arise from the gross negligence or willful misconduct of Landlord, its agents, servants or employees), arising, or alleged to arise, from or in connection with, (i) any injury to, or the death of, any person or loss or damage to property on or about the Premises, (ii) any violation of this Lease or of any Legal or Insurance Requirement, (iii) performance of any labor or services or the furnishing of any materials or other property in respect of the Premises or any part thereof, (iv) the Tenant's occupancy of the Premises (including, but not limited to, statutory liability and liability under workers' compensation laws), (v) any breach or default in the performance of any obligation on the Tenant's part to be performed under the terms of this Lease, and (vi) any act or negligence of the Tenant or Tenant's Visitors. Tenant, at Tenant's sole expense, will resist and defend any action, suit or proceeding brought against Landlord by reason of any such occurrence by independent counsel selected by Tenant, which is reasonably acceptable to Landlord.

(b) Landlord hereby indemnifies, and shall pay, protect and hold Tenant harmless from and against all liabilities, losses, claims, demands, costs, expenses (including reasonable attorneys' fees and expenses) and judgments of any nature (except to the extent Tenant is compensated by insurance maintained by Landlord or Tenant hereunder and except for such of the foregoing as arise from the negligence or willful misconduct of Tenant, its agents, servants or employees), arising, or alleged to arise, from or in connection with, any gross negligence, or willful misconduct on the part of the Landlord or Landlord's employees, agents or contractors. Landlord, at Landlord's sole expense, will resist and defend any action, suit or proceeding brought against Tenant by reason of any such occurrence by independent counsel selected by Landlord, which is reasonably acceptable to Tenant.

(c) The obligations of Landlord and Tenant under this Section 14.4 shall survive the Termination Date.

14.5 No Claims. Tenant shall not make or bring any claim against Landlord (a) for any damage to, or loss (by theft or otherwise) of, or loss of use of, any property of Tenant or of any other person, or (b) for business interruption or consequential damages, it being understood that Tenant assumes all risk in connection therewith, and Landlord shall not be liable therefor, for any reason, including the negligence of Landlord, its employees, agents, servants or invitees, or the breach by Landlord of any provision of this Lease. The foregoing waiver shall not apply to Landlord's acts of gross negligence or intentional misconduct. Landlord is not liable for any claims, costs or liabilities arising out of or in connection with the acts or omissions of any other tenants in the Building or on the Premises. The Tenant waives all of its claims against the Landlord with respect to the foregoing. The provisions of this Section 14.5 shall survive the Termination Date.

15. ESTOPPEL CERTIFICATES. At any time and from time to time, upon not less than ten (10) days' prior notice by Landlord, Tenant shall execute, acknowledge and deliver to Landlord a statement certifying the following, to the extent truthful: (i) the Commencement Date, (ii) the Termination Date, (iii) the date(s) of any amendment(s) and/or modification(s) to this Lease, (iv) that this Lease was properly executed and is in full force and effect without amendment or modification, or, alternatively, that this Lease and all amendments and/or modifications thereto have been properly executed and are in full force and effect, (v) the current annual Basic Rent, the current monthly installments of Basic Rent and the date on which Tenant's obligation to pay Basic Rent commenced, (vi) the current monthly installment of Additional Rent for Taxes and Landlord's Premiums, (vii) the date to which Basic Rent and Additional Rent have been paid, (viii) the amount of the security deposit, (ix) that, to the Tenant's actual knowledge, neither party to this Lease is in default in the keeping, observance or performance of any covenant,

agreement, provision or condition contained in this Lease and no event has occurred which, with the giving of notice or the passage of time, or both, would result in a default by either party, except as specifically provided in the estoppel certificate, (x) that, to Tenant's actual knowledge, Tenant has no existing defenses, offsets, liens, claims or credits against the Basic Rent or Additional Rent or against enforcement of this Lease by Landlord, (xi) that Tenant has not been granted any options or rights of first refusal to extend the Term, to lease additional space, to terminate this Lease before the Termination Date or to purchase the Premises, except as specifically provided in this Lease, and (xii) such other reasonable matters as the person or entity requesting the certificate may request. Tenant acknowledges and agrees that any estoppel certificate may be relied upon by any mortgagee, or any prospective purchaser, tenant, subtenant, mortgagee or assignee of any mortgage, of the Premises or any part thereof. If Tenant fails or otherwise refuses to execute an estoppel certificate in accordance with Article 15, then Tenant shall be deemed to have appointed Landlord an irrevocable power of attorney, coupled with an interest, and Landlord shall be authorized to execute and deliver the required certificate for and on behalf of Tenant, but the exercise of such power shall not be deemed a waiver of Tenant's default.

16. ASSIGNMENT AND SUBLETTING.

16.1 Prohibition. Except as otherwise expressly provided in this Article 16, Tenant shall not sell, assign, transfer, hypothecate, mortgage, encumber, grant concessions or licenses, sublet, or otherwise dispose of any interest in this Lease or the Premises, by operation of law or otherwise, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Any consent granted by Landlord in any instance shall not be construed to constitute a consent with respect to any other instance or request. If any portion of the Premises is sublet, used, or occupied by anyone other than Tenant, or if this Lease is assigned by Tenant, Landlord shall have the right to collect rent from the assignee, subtenant, user or occupant, but no such assignment, subletting, use, occupancy or collection shall be deemed a waiver of any of Landlord's rights under the provisions of this Section 16.1, a waiver of any of Tenant's covenants contained in this Article 16, the acceptance of the assignee, subtenant, user or occupant as tenant, or a release of Tenant from further performance by Tenant of Tenant's obligations under the Lease. Notwithstanding anything to the contrary in this Section 16.1, it is hereby expressly understood and agreed that an assignment or sublease of the entire Premises to any Affiliate or to any entity into which Tenant is merged or with which Tenant is consolidated or to which all or substantially all of Tenant's assets are transferred or to which a controlling interest in the stock or other ownership interest in Tenant is conveyed, where such entity has a net worth at least equal to that of Tenant upon the date hereof (each a "Permitted Transfer"), shall not be deemed to require Landlord's consent, if and upon the express conditions that any such transferee and Tenant shall promptly execute, acknowledge and deliver to Landlord an agreement in form and substance reasonably satisfactory to Landlord whereby such transferee shall agree to be independently bound by and upon all the covenants, agreements, terms, provisions and conditions set forth in this Lease on the part of Tenant to be performed. Notwithstanding anything to the contrary, Tenant may not enter into a Permitted Transfer for the purposes of circumventing the Landlord consent requirements of this Section 16.1, whether by one or more such transfers.

16.2 Tenant's Notice. If Tenant desires to sublet the Premises or to assign this Lease, other than for a Permitted Transfer, it shall first submit to Landlord a written notice ("Tenant's Notice") setting forth in reasonable detail: (a) the name and address of the proposed subtenant or assignee; (b) the terms and conditions of the proposed subletting or assignment (including the proposed commencement date of the sublease or the effective date of the assignment, which shall be at least fifteen (15) days after Tenant's Notice is given); (c) the nature and character of the business of the proposed subtenant or assignee; (d) banking, financial, and other credit information relating to the proposed subtenant or assignee, in reasonably sufficient detail, to enable Landlord to determine the proposed subtenant's or assignee's

financial responsibility; and (e) in the case of a subletting, complete plans and specifications for any and all work to be done in the Premises to be sublet.

16.3 Landlord's Response. Within fifteen (15) days after Landlord's receipt of Tenant's Notice, Landlord shall notify Tenant whether Landlord (i) consents to the proposed sublet or assignment, or (ii) does not consent to the proposed sublet or assignment. Landlord shall have the right to withhold consent to the proposed sublease or assignment, and it shall be reasonable for Landlord to do so, if, without limitation of other reasons, (1) the assignee's or subtenant's financial condition, in the reasonable judgment of Landlord, is not comparable to that of Tenant, (2) [INTENTIONALLY OMITTED], (3) [INTENTIONALLY OMITTED], (4) [INTENTIONALLY OMITTED], (5) the business of such proposed subtenant or assignee is not compatible with the type of occupancy of the Building, or such business will create increased use of the facilities of the Building in any material manner, (6) the assignment or sublease may adversely affect the quality or marketability of either the rentable area or the Building, or (7) the proposed assignee or subtenant will or is likely to demean the character of the Building, or its environment, in Landlord's reasonable judgment.

16.4 Requirements. In addition to the foregoing requirements, no assignment or sublease shall be permitted (a) if, at the effective date of such assignment or sublease, Tenant is in default under this Lease beyond any applicable notice, cure and/or grace period; or (b) other than for a Permitted Transfer, unless Tenant agrees, at the time of the proposed assignment or sublease and in Tenant's Notice, to pay to Landlord, immediately upon receipt thereof, fifty percent (50%) of all Net Rental Proceeds, of whatever nature, payable by the prospective assignee or subtenant to Tenant pursuant to such assignment or sublease.

16.5 [INTENTIONALLY OMITTED]

16.6 Sublease Requirements. In addition to the foregoing requirements, any sublease must contain the following provisions: (a) the sublease shall be subject and subordinate to all of the terms and conditions of this Lease; (b) at Landlord's option, in the event of cancellation or termination of this Lease for any reason or the surrender of this Lease, whether voluntarily, involuntarily, or by operation of law, prior to the expiration of such sublease, including extensions and renewals of such sublease, the subtenant shall make full and complete attornment to Landlord for the balance of the term of the sublease. The attornment shall be evidenced by an agreement in form and substance reasonably satisfactory to Landlord which the subtenant shall execute and deliver at any time within ten (10) days after request by Landlord or its successors and assigns; (c) the term of the sublease shall not extend beyond a date which is one day prior to the Termination Date; (d) no subtenant shall be permitted to further sublet all or any portion of the subleased space or to assign its sublease without Landlord's prior written consent; and (e) the subtenant shall waive the provisions of any law now or subsequently in effect which may give the subtenant any right of election to terminate the sublease or to surrender possession of the space subleased if any proceeding is brought by Landlord to terminate this Lease.

16.7 Events Constituting Assignment. Except with respect to a Permitted Transfer, each of the following events shall be deemed to constitute an assignment of this Lease and each shall require the prior written consent of Landlord: (a) any assignment or transfer of this Lease by operation of law; (b) any hypothecation, pledge, or collateral assignment of this Lease; (c) any involuntary assignment or transfer of this Lease in connection with bankruptcy, insolvency, receivership, or similar proceeding; (d) any assignment, transfer, disposition, sale or acquisition of a controlling interest in Tenant to or by any person, entity, or group of related persons or affiliated entities, whether in a single transaction or in a series of related or unrelated transactions; or (e) any issuance of an interest or interests in Tenant (whether stock, partnership interests, or otherwise) to any person, entity, or group of related persons or affiliated entities, whether in a single transaction or in a series of related or unrelated transactions, which results in

such person, entity, or group holding a controlling interest in Tenant. For purposes of the immediately foregoing, a "controlling interest" of Tenant shall mean more than fifty percent (50%) of the aggregate issued and outstanding equitable interests (whether stock, partnership interests, membership interests or otherwise) of Tenant, or such lesser ownership percentage giving such party effective control of Tenant; provided, however, for the avoidance of doubt, the provisions of this Section 16.7 shall not apply to any entity comprising Tenant which is an entity whose stock is publicly traded on a national stock exchange.

16.8 Assumption. It is a further condition to the effectiveness of any assignment otherwise complying with this Article 16 that the assignee execute, acknowledge, and deliver to Landlord an agreement in form and substance reasonably satisfactory to Landlord assuming all of the obligations of Tenant under this Lease, and agreeing that the provisions of this Article 16 shall continue to be binding upon it with respect to all future assignments and deemed assignments of this Lease.

16.9 Tenant Remains Liable. No assignment of this Lease nor any sublease of all or any portion of the Premises shall release or discharge Tenant from any liability, whether past, present, or future, under this Lease and Tenant shall continue to remain primarily liable under this Lease.

16.10 Landlord's Costs and Expenses. Tenant shall reimburse Landlord for all reasonable fees, costs and expenses, including, but not limited to, reasonable attorneys' fees and disbursements, which Landlord incurs in reviewing any proposed assignment of this Lease, any proposed sublease of the Premises, and any permits, approvals, and applications for construction within the Premises.

16.11 Deadline for Consummation of Assignment or Sublease. If Landlord consents to any proposed assignment or sublease and Tenant fails to consummate the assignment or sublease to which Landlord consented within ninety (90) days after the giving of such consent, Tenant shall be required again to comply with all of the provisions and conditions of this Article 16 before assigning this Lease or subletting the Premises. If Tenant consummates the assignment or sublease to which Landlord consented within said ninety (90) day period, Tenant agrees that it shall deliver to Landlord a fully executed, duplicate original counterpart of the assignment or sublease agreement within ten (10) days of the date of execution of such item.

16.12 No Liability. Tenant agrees that under no circumstances shall Landlord be liable in damages or subject to liability by reason of Landlord's failure or refusal to grant its consent to any proposed assignment of this Lease or subletting of the Premises. Except as expressly set forth herein, Tenant shall not claim any money damages by way of setoff, counterclaim or defense, based upon any claim or assertion by Tenant that Landlord unreasonably withheld any consent or approval. Tenant's sole and exclusive remedy shall be an action or proceeding for specific performance, injunction or declaratory judgment, plus reimbursement of any and all reasonable attorneys' fees incurred by Tenant in connection with such action or proceeding, to the extent such action or proceeding determines that Landlord has unreasonably withheld any consent or approval.

16.13 Indemnification. If Landlord withholds its consent of any proposed assignment or sublease, subject to the terms and conditions of Section 16.12 above, Tenant shall defend, indemnify, and hold Landlord harmless from and reimburse Landlord for all liability, damages, costs, fees, expenses, penalties, and charges (including, but not limited to, reasonable attorneys' fees and disbursements) arising out of any claims that may be made against Landlord by any brokers or other persons claiming a commission or similar compensation in connection with the proposed assignment or sublease.

16.14 Bankruptcy of Tenant.

(a) Effect of Bankruptcy. Notwithstanding anything to the contrary contained in this Lease, if this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, any and all monies or other consideration payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Landlord, shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or of the estate of Tenant within the meaning of the Bankruptcy Code. Any and all monies or other consideration constituting Landlord's property under the preceding sentence not paid or delivered to Landlord shall be held in trust for the benefit of Landlord and be promptly paid to or turned over to Landlord.

(b) Adequate Assurance. If Tenant proposes to assign this Lease pursuant to the provisions of the Bankruptcy Code to any person or entity who shall have made a bona fide offer to accept an assignment of this Lease on terms acceptable to Tenant, then notice of such proposed assignment shall be given to Landlord setting forth (i) the name and address of such person or entity, (ii) all of the terms and conditions of such offer, and (iii) the adequate assurance to be provided by Tenant to assure such person's or entity's future performance under this Lease, including, without limitation, the assurance referred to in Section 365(b)(3) of the Bankruptcy Code (or any such successor or substitute legislation or rule thereto). Such notice shall be given to Landlord no later than twenty (20) days after Tenant's receipt of such bona fide offer, but in any event no later than ten (10) days prior to the date that Tenant shall make application to the bankruptcy court for authority and approval to enter into such assignment and assumption. After receipt of such notice, Landlord shall have the prior right and option, to be exercised by notice given to Tenant at any time prior to the effective date of such proposed assignment, to accept an assignment of this Lease to Landlord upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such person for the assignment of this Lease. For the purposes of clause (iii) of this paragraph, the phrase "adequate assurance" shall mean the deposit of cash security in an amount equal to the Basic Rent and Additional Rent payable under this Lease for the next succeeding twelve (12) months (which annual Additional Rent shall be reasonably estimated by Landlord). Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed, without further act or deed, to have assumed all of the obligations arising under this Lease on or after the date of such assignment. Any such assignee shall, upon demand, execute and deliver to Landlord an instrument confirming such assumption.

16.15 Landlord's Right to Negotiate. Landlord shall have the right, at any time, to negotiate directly with any proposed subtenant or assignee, whether the identity of such party has been disclosed to Landlord by Tenant or others, and Landlord shall have the right to enter into a direct lease with any proposed subtenant, its parent, affiliate or subsidiary, either with respect to the sublet area or any other premises or space in the Building upon such terms and upon such rentals and other provisions or agreements as Landlord elects, including the same terms and conditions set forth in the proposed sublease or assignment submitted to Landlord with Tenant's Notice.

17. CASUALTY.

17.1 Notice. If there is any damage to or destruction of the Premises, Tenant shall promptly give notice thereof to Landlord, describing the nature and extent thereof.

17.2 Premises Not Untenantable. If the Premises are damaged, but no portion thereof is rendered untenantable, and this Lease is not terminated pursuant to Section 17.4 or 17.5 hereof, Landlord shall, at its own expense, cause Restoration to be completed as soon as reasonably practicable, but in no event later than ninety (90) days from the occurrence, subject to any Excusable Delays, and the Basic Rent and Additional Rent shall not abate.

17.3 Premises Untenantable. If the Premises are damaged or destroyed and are rendered partially or wholly untenantable, and this Lease is not terminated pursuant to Section 17.4 or 17.5 hereof, Landlord shall, at its own expense, cause Restoration to be completed as soon as reasonably practicable, but in no event later than one hundred eighty (180) days from the occurrence, subject to any Excusable Delays, and the Basic Rent and Additional Rent shall be equitably abated.

17.4 Termination.

(a) If, in the reasonable opinion and discretion of Landlord, the Building is damaged or destroyed and the total cost of Restoration shall amount to thirty percent (30%) or more of the full insurable value of the Building, Landlord, in lieu of Restoration, may elect to terminate this Lease, provided that notice of such termination shall be sent to Tenant within sixty (60) days after the occurrence of such casualty. If Landlord exercises its right to terminate this Lease, this Lease shall cease, terminate and expire, and all Basic Rent and Additional Rent shall be prorated, as of the date of such damage or destruction.

(b) If the Building is damaged or destroyed and, in the reasonable opinion of Landlord, more than one hundred eighty (180) days are necessary to complete Restoration, or if during the final year of the Term the Premises are damaged or destroyed and rendered partially or wholly untenantable, Landlord may elect to terminate this Lease, provided notice of such termination shall be sent to Tenant within sixty (60) days after the occurrence of such casualty. Furthermore, if the Premises are damaged or destroyed and rendered partially or wholly untenantable during the final year of the Term, Tenant shall have the right to terminate this Lease by notice given to Landlord within thirty (30) days following the occurrence of the casualty. If either party exercises its right to terminate this Lease pursuant to this section, this Lease shall cease, terminate and expire, and all Basic Rent and Additional Rent shall be prorated, as of the date of such damage or destruction. Notwithstanding the foregoing, Tenant shall at all times maintain the right to exercise its right to exercise its option to purchase as set forth in Article 30 below at any time prior to termination of the Lease by Landlord, in which case any such termination by Landlord would be null and void, and if Tenant exercises such option to purchase, at the closing, Landlord shall assign to Tenant any and all interest in the Net Award received from Landlord's insurance policies as set forth in Article 14 above.

17.5 Restoration. Landlord shall not be required to expend for Restoration an amount in excess of (i) the Net Award received by it plus (ii) the amount of the deductible. If such amount is not adequate, or the holder of an Underlying Encumbrance elects to retain the Net Award, Landlord shall have the right to terminate this Lease; provided notice of such termination shall be sent to Tenant within sixty (60) days after the amount of such Net Award is ascertained, or after the date on which the holder of the Underlying Encumbrance notifies Landlord that it has elected to retain the Net Award, whichever the case may be. If Landlord exercises its right to terminate this Lease pursuant to this section, this Lease shall cease, terminate and expire, and all Basic Rent and Additional Rent shall be prorated, as of the date of such damage or destruction. Notwithstanding the foregoing, Tenant shall at all times maintain the right to exercise its right to exercise its option to purchase as set forth in Article 30 below at any time prior to termination of the Lease by Landlord, in which case any such termination by Landlord would be null and void, and if Tenant exercises such option to purchase, at the closing, Landlord shall assign to Tenant any and all interest in the Net Award received from Landlord's insurance policies as set forth in Article 14 above. Landlord's obligation to perform Restoration is subject to the Net Award being made available to the Landlord by any Lender or Master Landlord whose interest may be superior to the Landlord; and provided the destruction does not result in a termination or cancellation of an underlying ground lease, if any.

18. CONDEMNATION.

18.1 Taking. Tenant hereby irrevocably assigns to Landlord any award or payment to which Tenant becomes entitled by reason of any Taking of all or any part of the Premises, whether the same shall be paid or payable in respect of Tenant's leasehold interest hereunder or otherwise, except that Tenant shall be entitled to any award or payment for the Taking of Tenant's trade fixtures or personal property or for loss of business, relocation or moving expenses provided the amount of the Net Award payable to Landlord with respect to the fee interest is not diminished. All amounts payable pursuant to any agreement with any condemning authority which have been made in settlement of or under threat of any condemnation or other eminent domain proceeding shall be deemed to be an award made in such proceeding. Tenant agrees that this Lease shall control the rights of Landlord and Tenant in any Net Award and any contrary provision of any present or future law is hereby waived.

18.2 Entire Premises. Upon a Taking of the whole of the Premises, then the Term shall cease and terminate as of the date when possession is taken by the condemning authority and all Basic Rent and Additional Rent shall be paid up to that date. Notwithstanding the foregoing, Tenant shall at all times maintain the right to exercise its right to exercise its option to purchase as set forth in Article 30 below at any time prior to termination of the Lease by Landlord, in which case any such termination by Landlord would be null and void, and if Tenant exercises such option to purchase, at the closing, Landlord shall assign to Tenant any and all interest in the Net Award received by Landlord from the condemning authority.

18.3 Portion of Premises. Upon a Taking of thirty percent (30%) or more of the Premises, if Tenant determines in good faith, and certifies to Landlord, that the Taking will have a permanent, material, adverse affect on Tenant's operations at the Premises, Tenant may elect to terminate this Lease at any time up until the date which is sixty (60) days after the date when possession of such Premises is acquired by the condemning authority. If this Lease is not terminated as a result of a Taking pursuant to this Article 18, then Landlord shall, subject to the provisions of Section 18.4, cause Restoration to be completed as soon as reasonably practicable, but in no case later than ninety (90) days after the date the condemning authority takes possession of such portion of the Premises, subject to any Excusable Delays, and the Basic Rent and Additional Rent thereafter payable during the Term shall be equitably prorated based upon the square foot area of the Building actually taken.

18.4 Restoration. If (a) the Net Award is inadequate to complete Restoration of the Premises, or (b) in the case of a Taking of thirty percent (30%) or more of the Premises, Tenant has not elected to terminate this Lease pursuant to Section 18.3, then Landlord may elect either to complete such Restoration or terminate this Lease by giving notice to Tenant within sixty (60) days after (x) the amount of the Net Award is ascertained, or (y) the expiration of the sixty (60) day period within which Tenant may terminate this Lease pursuant to Section 18.3, whichever the case may be. In such event, all Basic Rent and Additional Rent shall be apportioned as of the date the condemning authority actually takes possession of the Premises. Landlord's obligation to perform Restoration is subject to the Net Award being made available to the Landlord by any Lender or Master Landlord whose interest may be superior to the Landlord. Notwithstanding the foregoing, Tenant shall at all times maintain the right to exercise its right to exercise its option to purchase as set forth in Article 30 below at any time prior to termination of the Lease by Landlord, in which case any such termination by Landlord would be null and void, and if Tenant exercises such option to purchase, at the closing, Landlord shall assign to Tenant any and all interest in the Net Award received by Landlord from the condemning authority.

19. EVENTS OF DEFAULT.

19.1 Events of Default. Any of the following occurrences, conditions or acts shall constitute an "Event of Default" under this Lease:

(a) If Tenant fails to pay any Basic Rent, Additional Rent or other amount payable by Tenant hereunder when due, and such default continues for five (5) days after receipt of written notice from Landlord; or

(b) if Tenant files a petition in bankruptcy pursuant to the Bankruptcy Code or under any similar federal or state law, or is adjudicated a bankrupt or becomes insolvent, or commits any act of bankruptcy as defined in any such law, or takes any action in furtherance of any of the foregoing; or if a petition or answer is filed proposing the adjudication of Tenant as a bankrupt pursuant to the Bankruptcy Code or any similar federal or state law, and (i) Tenant consents to the filing thereof, or (ii) such petition or answer is not discharged or denied within sixty (60) days after the filing thereof; or

(c) if a receiver, trustee or liquidator (or other similar official) of Tenant or of all or substantially all of its business or assets or of the estate or interest of Tenant in the Premises is appointed and is not discharged within sixty (60) days thereafter or if Tenant consents to or acquiesces in such appointment; or if the estate or interest of Tenant in the Premises is levied upon or attached in any proceeding and such process is not vacated or discharged within sixty (60) days after such levy or attachment; or

(d) if Tenant (i) uses, or suffers or permits the use of, any part of the Premises for any purpose other than the Permitted Use; (ii) fails to comply with any of the provisions of Article 11; (iii) fails to discharge any Lien within the time period set forth in Article 12; (iv) fails to maintain the insurance required pursuant to Article 14, or fails to deliver to Landlord the insurance certificates required by Article 14 within the time periods set forth in Section 14.1(c); (v) fails to deliver to Landlord the estoppel certificate required by Article 15 within the time period set forth therein; (vi) assigns this Lease or sublets all or any portion of the Premises without complying with all the provisions of Article 16; or (vii) fails to deliver to Landlord the subordination agreement required by Section 23.1 within the time period set forth therein; or

(e) if Tenant fails to comply with any Legal or Insurance Requirement, and such failure continues for a period of ten (10) days after Landlord gives notice to Tenant specifying such default; or

(f) if Tenant defaults in the observance or performance of any provision of this Lease, other than those specified in Section 19.1(a) through (e), and such default continues for thirty (30) days after Landlord gives notice to Tenant specifying such default (unless such default cannot be cured by the payment of money and cannot, with due diligence, be wholly cured within thirty (30) days, in which case, Tenant shall have such longer period as is reasonably necessary to cure the default, so long as Tenant commences to cure the same within such thirty (30) day period, diligently prosecutes the cure to completion and advises Landlord from time to time, upon Landlord's request, of the actions which Tenant is taking and the progress being made).

19.2 Emergencies. Notwithstanding anything contained in Section 19.1 to the contrary, each provision of Section 19.1 regarding the time period within which to correct a non-monetary default shall not apply if an emergency condition, or threat thereof, exists (provided that Landlord shall endeavor to give Tenant such notice, if any, as is reasonably practicable under the circumstances of such emergency, including telephonic notice). The term "emergency" or "emergency condition" shall mean a condition or

circumstance which (i) presents manifest threat of injury or damage to a person and/or property, or (ii) requires immediate action intended to preserve safety of persons, or (iii) requires immediate action intended to prevent damage to structures or the interruption or suspension of service(s) deemed critical to the operation of all or a portion of the Building, or (iv) requires immediate action to avoid or correct a violation of Legal or Insurance Requirements. It is understood and agreed that wherever notice is required with respect to action(s) to be taken (including the cessation of an activity), the period of time otherwise provided for in the Lease for performance compliance shall not apply where an emergency or emergency condition shall exist, and in such circumstances, the time for compliance shall be deemed "as soon as possible" with diligent, continuous prosecution of corrective action.

20. CONDITIONAL LIMITATIONS; REMEDIES.

20.1 Termination. This Lease and the Term and estate hereby granted are subject to the limitation that whenever an Event of Default shall occur and be continuing, Landlord shall have the right, at its election, then or thereafter while any such Event of Default shall continue and notwithstanding the fact that Landlord may have some other remedy hereunder or at law or in equity, to give Tenant written notice of Landlord's intention to terminate this Lease on a date specified in such notice, which date shall be not less than five (5) days after the giving of such notice, and upon the date so specified, this Lease and the estate hereby granted shall expire and terminate with the same force and effect as if the date specified in such notice was the Termination Date, and all right of Tenant hereunder shall expire and terminate, and Tenant shall be liable as set forth in this Article 20. If any such notice is given, Landlord shall have, on such date so specified, the right of re-entry and possession of the Premises and the right to remove all persons and property therefrom and to store such property in a warehouse or elsewhere at the risk and expense, and for the account, of Tenant. Should Landlord elect to re-enter as herein provided or should Landlord take possession pursuant to legal proceedings or pursuant to any notice provided for by law, Landlord may from time to time re-let the Premises or any part thereof for such term or terms and at such rental or rentals and upon such terms and conditions as Landlord may deem advisable, with the right to make alterations in and repairs to the Premises.

20.2 Remedies. Upon any termination of this Lease as set forth in this Article 20, or as required or permitted by law, Tenant shall immediately quit and surrender the Premises to Landlord, and Landlord may, without further notice, enter upon, re-enter, possess and repossess the same by summary proceedings, ejectment or otherwise, and again have, repossess and enjoy the same as if this Lease had not been made, and in any such event Tenant and no person claiming through or under Tenant by virtue of any law or an order of any court shall be entitled to possession or to remain in possession of the Premises but shall immediately quit and surrender the Premises, and Landlord at its option shall, notwithstanding any other provision of this Lease, be entitled to recover from Tenant, as and for liquidated damages, the sum of:

(a) all Basic Rent, Additional Rent and other amounts payable by Tenant hereunder then due or accrued and unpaid; and

(b) for loss of the bargain, an amount equal to the aggregate of all unpaid Basic Rent and Additional Rent which would have been payable if this Lease had not been terminated prior to the end of the Term then in effect, discounted to its then present value in accordance with accepted financial practice using a rate equal to six percent (6%) per annum; and

(c) all other damages and expenses (including attorneys' fees and expenses), which Landlord shall have sustained by reason of the breach of any provision of this Lease.

20.3 Liquidated Damages. Nothing herein contained shall limit or prejudice the right of Landlord, in any bankruptcy or insolvency proceeding, to prove for and obtain as liquidated damages by reason of such termination an amount equal to the maximum allowed by any bankruptcy or insolvency proceedings, or to prove for and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law whether such amount shall be greater or less than the excess referred to above.

20.4 Abandonment. If Tenant abandons the Premises, Landlord may, at its option and for so long as Landlord does not terminate Tenant's right to possession of the Premises, enforce all of its rights and remedies under this Lease, including the right to recover all Basic Rent, Additional Rent and other payments as they become due hereunder. Additionally, Landlord shall be entitled to recover from Tenant all costs of maintenance and preservation of the Premises, and all costs, including attorneys' and receiver's fees, incurred in connection with the appointment of or performance by a receiver to protect the Premises and Landlord's interest under this Lease.

20.5 Indemnity Survives. Nothing herein shall be deemed to affect the right of Landlord and Tenant to indemnification pursuant to Section 14.4 of this Lease.

20.6 Re-Entry. At the request of Landlord upon the occurrence of an Event of Default, Tenant will immediately quit and surrender the Premises to Landlord or its agents, and Landlord may without further notice enter upon, re-enter and repossess the Premises by summary proceedings, ejectment or otherwise to the extent permitted by law. The words "enter," "re-enter," and "re-entry" are not restricted to their technical legal meanings.

20.7 Fees and Expenses. If either Landlord or Tenant is in default in the observance or performance of any provision of this Lease, and an action is brought for the enforcement thereof in which it is determined that said party was in default, the defaulting party shall pay to the non-defaulting party all reasonable fees, costs and other expenses incurred by the non-defaulting party in connection therewith, including reasonable attorneys' fees and expenses. If it is determined that said party was not in default, then the party alleging said default shall pay to the other party all the aforesaid reasonable fees, costs and expenses incurred by said party.

20.8 Landlord's Cure Rights. If Tenant defaults in the keeping, observance or performance of any covenant, agreement, term, provision or condition herein contained, Landlord, without waiving such default, may perform the same for the account and at the expense of Tenant (a) immediately or at any time thereafter and without notice (except as may be practical under the circumstances) in the case of emergency, and (b) in any other case if such default continues after the expiration of any applicable notice and cure period afforded to Tenant under Article 19. All costs and expenses incurred by Landlord in connection with any such performance by it for the account of Tenant and also all costs and expenses, including attorneys' fees and disbursements incurred by Landlord in any action or proceeding (including any summary dispossess proceeding) brought by Landlord to enforce any obligation of Tenant under this Lease and/or right of Landlord in or to the Premises, shall be paid by Tenant to Landlord upon demand.

20.9 Remedies Not Exclusive. Except as otherwise provided in this Article 20, no right or remedy herein conferred upon or reserved to Landlord or Tenant is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to any other legal or equitable right or remedy given hereunder, or now or hereafter existing. No waiver by Landlord or by Tenant of any provision of this Lease shall be deemed to have been made unless expressly so made in writing. Landlord and Tenant shall be entitled, to the extent permitted by law, to injunctive relief in case of the violation, or attempted or threatened violation, of any provision of this Lease, or to a decree

compelling observance or performance of any provision of this Lease, or to any other legal or equitable remedy.

21. ACCESS; RESERVATION OF EASEMENTS.

21.1 Landlord's Access. Landlord and Landlord's agents and representatives and parties designated by Landlord as having an interest in the Premises shall have the right to enter into or upon the Premises, or any part thereof, at all reasonable hours upon prior notice to Tenant and with a representative of Tenant present, and in such manner so as not to unreasonably interfere with Tenant's use of or operations at the Premises, for the following purposes: (1) examining the Premises; (2) making such repairs or alterations therein as may be necessary in Landlord's sole judgment for the safety and preservation of the Premises; (3) erecting, maintaining, repairing or replacing wires, cables, ducts, pipes, conduits, vents or plumbing equipment running in, to or through the Building; (4) showing the Premises to prospective new tenants during the last twelve (12) months of the Term; or (5) showing the Premises during the Term to any mortgagees or prospective purchasers of the Premises. Landlord shall also give Tenant one (1) Business Day prior written notice before commencing any non-emergency repair or alteration.

21.2 Emergency Access. Landlord may enter upon the Premises at any time in case of emergency without prior notice to Tenant.

21.3 No Liability. Landlord, in exercising any of its rights under this Article 21, shall not be deemed guilty of an eviction, partial eviction, constructive eviction or disturbance of Tenant's use or possession of the Premises and shall not be liable to Tenant for same.

21.4 Minimum Inconvenience. All work performed by or on behalf of Landlord in or on the Premises pursuant to this Article 21 shall be performed with as little inconvenience to Tenant's business as is reasonably possible.

21.5 Locks. Tenant shall not change any locks or install any additional locks on doors entering into the Premises without immediately giving to Landlord a copy of any such lock key. If in an emergency Landlord is unable to gain entry to the Premises by unlocking entry doors thereto, Landlord may force or otherwise enter the Premises, without liability to Tenant for any damage resulting directly or indirectly therefrom. Tenant shall be responsible for all damages created or caused by its failure to give Landlord a copy of any key to any lock installed by Tenant controlling entry to the Building.

21.6 Reservation of Rights. Landlord reserves the right, from time to time, to make changes, alterations, additions, improvements, repairs or replacements in or to the fixtures and equipment in the Building as Landlord may reasonably deem necessary to comply with any applicable Legal Requirements and/or to correct any unsafe condition; provided, however, that there be no unreasonable obstruction of the means of access to the Premises or unreasonable interference with Tenant's use of the Premises. Nothing contained in this Article shall be deemed to relieve Tenant of any duty, obligation or liability of Tenant with respect to making any repair, replacement or improvement or complying with any applicable Legal Requirements.

22. ACCORD AND SATISFACTION. The receipt by Landlord of any installment of Basic Rent or of any Additional Rent with knowledge of a default by Tenant under the terms and conditions of this Lease shall not be deemed a waiver of such default. No payment by Tenant or receipt by Landlord of a lesser amount than the rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or

payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy in this Lease provided.

23. SUBORDINATION.

23.1 Subordination. This Lease and the Term and estate hereby granted are and shall be subject and subordinate to the lien of each mortgage which may now or at any time hereafter affect all or any portion of the Premises or Landlord's interest therein and to all ground or master leases which may now or at any time hereafter affect all or any portion of the Premises (any such mortgage or ground lease being herein called an "Underlying Encumbrance"). The foregoing subordination provisions shall be contingent upon Landlord obtaining from the holder of any Underlying Encumbrance a subordination and non-disturbance agreement reasonably acceptable to Tenant, confirming that in the absence of an Event of Default by Tenant, such holder shall not disturb Tenant's interest in the Premises under this Lease for any reason.

23.2 Conveyance by Landlord. If all or any portion of Landlord's estate in the Premises is sold or conveyed to any person, firm or corporation upon the exercise of any remedy provided for in any mortgage or by law or equity, such person, firm or corporation and each person, firm or corporation thereafter succeeding to its interest in the Premises (a) shall not be liable for any act or omission of Landlord under this Lease occurring prior to such sale or conveyance unless same is a continuing default under the terms and conditions of this Lease, (b) shall not be subject to any offset, defense or counterclaim accruing prior to such sale or conveyance unless same is related to a continuing default under the terms and conditions of this Lease, (c) shall not be bound by any payment prior to such sale or conveyance of Basic Rent, Additional Rent or other payments for more than one (1) month in advance (except prepayments in the nature of security for the performance by Tenant of its obligations hereunder), and (d) shall be liable for the keeping, observance and performance of the other covenants, agreements, terms, provisions and conditions to be kept, observed and performed by Landlord under this Lease only during the period such person, firm or corporation shall hold such interest.

23.3 Cure Rights. If an act or omission by Landlord would give Tenant the right to terminate this Lease or to claim a partial or total eviction, Tenant will not exercise any such right until it has given written notice of such act or omission, or, if any portion of the Premises becomes untenantable as the result of damage from fire or other casualty, written notice of the occurrence of such damage, to the holder of any Underlying Encumbrance whose name and address has previously been furnished to Tenant in writing, and thereafter, until a reasonable period for remedying such act, omission or damage has elapsed following such giving of such notice (but not more than thirty (30) additional days, or such longer, period, provided that any such holder, with reasonable diligence following the giving of such notice, commences and continues to remedy such act, omission or damage).

23.4 Reasonable Modifications. If, in connection with obtaining financing for the Premises or refinancing any mortgage encumbering the Premises, the prospective Lender or Master Landlord requests reasonable modifications to this Lease as a condition precedent to such financing or refinancing, then Tenant hereby covenants and agrees not to unreasonably withhold, delay or condition its consent to such modifications, provided such modifications do not increase the Basic Rent or Additional Rent, do not increase the Security, do not reduce or increase the length of the Term, do not affect the termination, extension and/or expansion options, do not materially and adversely affect the leasehold interest created by this Lease and do not materially and adversely affect the manner in which Tenant's operations are conducted at the Premises.

24. TENANT'S REMOVAL.

24.1 Surrender. Upon the Termination Date, Tenant shall surrender the Premises to Landlord in the condition same is required to be maintained under Article 7 of this Lease, and broom clean, subject to reasonable wear and tear, and damage from casualty as set forth in this Lease. Any personal property which shall remain in any part of the Premises after the Termination Date shall be deemed to have been abandoned, and either may be retained by Landlord as its property or may be disposed of in such manner as Landlord may see fit; provided, however, that, notwithstanding the foregoing, Tenant will, upon request of Landlord made not later than thirty (30) days after the Termination Date, promptly remove from the Premises any such personal property.

24.2 Holding Over. If Tenant, or any assignee or subtenant of Tenant, holds over possession of the Premises beyond the Termination Date, such holding over shall not be deemed to extend the Term or renew this Lease but such holding over shall continue upon the terms, covenants and conditions of this Lease except that Tenant agrees that the charge for use and occupancy of the Premises for each calendar month or portion thereof that Tenant holds over (even if such part shall be one day) shall be a liquidated sum equal to one-twelfth (1/12th) of one and one-quarter (1.25) times the Basic Rent and Additional Rent required to be paid by Tenant during the calendar year preceding the Termination Date. The parties recognize and agree that the damage to Landlord resulting from any failure by Tenant to timely surrender possession of the Premises will be extremely substantial, will exceed the amount of the monthly Basic Rent and Additional Rent payable hereunder and will be impossible to accurately measure. If the Premises are not surrendered upon the Termination Date, Tenant shall indemnify, defend and hold harmless Landlord against any and all actual losses and liabilities resulting therefrom, including, without limitation, any claims made by any succeeding tenant founded upon such delay, so long as Landlord has notified Tenant that Landlord has executed a lease or other occupancy agreement for all or any portion of the Premises. Nothing contained in this Lease shall be construed as a consent by Landlord to the occupancy or possession by Tenant of the Premises beyond the Termination Date, and Landlord, upon said Termination Date, shall be entitled to the benefit of all legal remedies that now may be in force or may be hereafter enacted relating to the immediate repossession of the Premises. Tenant shall, at its sole cost and expense, take all actions required to remove any assignee or subtenant of Tenant, or other party claiming rights to the Premises under or through Tenant upon the expiration or earlier termination of the Term. The provisions of this Article shall survive the Termination Date.

25. BROKERS. Tenant represents to Landlord that Tenant has not dealt with any real estate broker or sales representative in connection with this transaction other than the Broker; the phrase "real estate broker or sales representative" shall be deemed to include any finder/consultant retained by Tenant. Tenant agrees to indemnify and hold harmless Landlord, Landlord's managing agent, and the respective directors, officers, employees and partners of the foregoing entities, or of any partner of the foregoing entities, from and against any threatened or asserted claims, liabilities, losses or judgments (including reasonable attorneys' fees and disbursements) by any real estate broker or sales representative (other than Broker) based on alleged contacts between such broker or sales representative and Tenant which have resulted in allegedly providing such broker or sales representative with the right to claim a commission or finder's fee in connection with this Lease. As Broker earned a commission on the sale of the Premises from Tenant to Landlord, Broker is not entitled to a commission under this Lease, except as expressly set forth in Article 30 below. The provisions of this Article shall survive the Termination Date. There shall be no third-party beneficiaries of the terms and conditions of this Article 25.

26. NOTICES. Except where expressly permitted in this Lease to the contrary, all notices, demands, requests, consents, approvals, offers, statements and other instruments or communications required or permitted to be given hereunder shall be in writing and shall be delivered by (a) certified mail, postage prepaid, return receipt requested, or (b) a nationally recognized overnight delivery service (such as

Federal Express), addressed to the addresses set forth in the Basic Lease Provisions. Notices or other communications required or permitted by this Lease or by law to be served on, given to or delivered to either party by the other party to this Lease shall be deemed duly served, given or delivered when delivered to the party to whom it is addressed (or when delivery is first refused or rejected). Either party may designate, by similar written notice to the other party, any other address for such purposes. Notwithstanding anything to the contrary contained herein, all bills, statements and building communications from Landlord to Tenant may be served by ordinary mail or otherwise delivered to Tenant or left at the Premises.

27. NATURE OF LANDLORD'S OBLIGATIONS. Anything in the Lease to the contrary notwithstanding, no recourse or relief shall be had under any rule of law, statute or constitution or by any enforcement of any assessments or penalties, or otherwise or based on or in respect of this Lease (whether by breach of any obligation, monetary or non-monetary), against Landlord, it being expressly understood that all obligations of Landlord under or relating to this Lease are solely obligations payable out of the Premises and are compensable solely therefrom. All such liability is and is being expressly waived and released as a condition of, and in consideration for, the execution of this Lease, and Tenant expressly waives and releases all such liability as a condition of, and as in consideration for, the execution of this Lease by Landlord. Notwithstanding anything to the contrary set forth in this Lease, Tenant agrees that there shall be absolutely no personal liability on the part of Landlord or on the part of any individual or entity comprising Landlord, including, without limitation, the members, partners, directors, trustees, and/or officers of Landlord or of such members, partners or trustees of Landlord, with respect to any of the terms, covenants and conditions of this Lease. Tenant shall have no right and shall not assert any claim against or have recourse to Landlord or any individual or entity comprising Landlord, and no other property or assets of Landlord shall be subject to levy, execution or other enforcement procedures for the satisfaction of Tenant's remedies under or with respect to this Lease, the relationship of Landlord and Tenant hereunder, or Tenant's use and occupancy of the Premises; such exculpation of personal liability to be absolute and without any exception whatsoever. If Landlord transfers its interest in the Building, the Landlord named herein (and in case of any subsequent transfer, the then assignor) shall be automatically freed and relieved from and after the date of such transfer of all liability as respects the performance of any of Landlord's covenants and agreements thereafter to be performed, and such transferee shall be thereafter automatically bound (and as further evidence thereof shall promptly execute a document to said effect) by all of such covenants and agreements, it being intended that Landlord's covenants and agreements shall be binding on Landlord, its successors and assigns only during and in respect of their successive periods of such ownership. The term "Landlord," as used in this Lease, shall mean only the owner of the title to the Premises as of the date in question.

28. SECURITY DEPOSIT.

28.1 Security. Concurrently with the execution of this Lease, Tenant shall deposit with Landlord the Security, which shall be held by Landlord as security for the full and faithful performance by Tenant of the terms and conditions by it to be observed and performed hereunder. If any Basic Rent, Additional Rent or other sum payable by Tenant to Landlord becomes overdue and remains unpaid, or if Landlord makes any payments on behalf of Tenant, or if Tenant fails to perform any of the terms and conditions of this Lease, then Landlord, at its option, and without prejudice to any other remedy which Landlord may have on account thereof, may appropriate and apply said Security, or so much thereof as may be required to compensate or reimburse Landlord, as the case may be, toward the payment of Basic Rent, Additional Rent or other such sum payable hereunder, or loss or damage sustained by Landlord due to the breach or failure to perform on the part of Tenant. In no event shall Landlord be obligated to apply the Security; and the Landlord's right to bring an action or special proceeding to recover damages or otherwise to obtain possession of the Premises before or after Landlord's declaration of the termination of this Lease for nonpayment of rent, or for any other reason, shall not be affected by reason of the fact that

Landlord holds the Security. The Security will not be a limitation on the Landlord's damages or other rights and remedies available under this Lease, or at law or equity; nor shall the Security be a payment of liquidated damages. The Security will not be an advance of the Basic Rent or Additional Rent. If Landlord uses, applies, or retains all or any portion of the Security, Tenant will restore the Security to its original amount immediately upon demand from Landlord. Tenant shall be in default if Tenant fails to strictly comply with this requirement to restore the used portion of the Security. Landlord shall not be required to keep the Security separate from its own funds, and may commingle the Security with its own funds. Landlord shall have no fiduciary responsibilities or trust obligations whatsoever with regard to the Security and shall not assume the duties of a trustee for the Security. Landlord shall have no obligation to pay interest on the Security to Tenant nor shall Landlord be required to keep the Security in an interest bearing account. The Security shall not be mortgaged, assigned, or encumbered by Tenant, and neither Landlord nor its successors or assigns shall be bound by any such mortgagee, assignment or encumbrance. The acceptance by Landlord of the Security submitted by Tenant shall not render this Lease effective unless and until Landlord shall have executed and delivered to Tenant a fully executed copy of this Lease.

28.2 Return of Security. Upon the termination of this Lease, any part of the Security not used, applied, or retained by Landlord or previously returned to Tenant shall be returned in full, without interest, to Tenant within thirty (30) days after the end of the Term, subject to Landlord's rights to apply the Security Deposit upon an Event of Default, and subject to Landlord's final inspection of the Premises and Tenant's surrender of the Premises in the manner required by this Lease. However, if Landlord, in its sole discretion, has sufficient evidence that the Security has been assigned to an assignee of this Lease, Landlord may return the Security to the assignee and Landlord shall thereupon be released by Tenant from all liability for the return of the Security to Tenant.

28.3 Bankruptcy. In the event of bankruptcy or other debtor-creditor proceeding against Tenant, such Security shall be deemed to be applied first to the payment of rent and other charges due Landlord for all periods prior to filing of such proceedings.

28.4 Transfer of Security. Upon: (i) a sale of the Building or any part of Premises of which the Premises forms a part (including to a mortgagee upon foreclosure of its mortgage), or a lease of the Building, (ii) any transfer of title to the Premises, or any assignment of Landlord's interest under this Lease (including to a mortgagee upon foreclosure of its mortgage), Landlord shall have the right to transfer the Security to the purchaser, building tenant, transferee, or assignee of its interests, as the case may be, and Landlord shall provide Tenant with the name and address of such purchaser, tenant, transferee, or assignee and shall thereupon be released by Tenant from all liability for the return of the Security; and Tenant agrees to look solely to the said purchaser, tenant or assignee for the return of the Security. It is hereby agreed that the provisions of this Section shall apply to every transfer or assignment made of the Security to a new landlord.

29. RENEWAL OPTION.

29.1 Extension Periods. Provided Tenant is not in default of any of the terms and conditions contained in this Lease, either on the date of its exercise, or on the effective date thereof, Tenant shall have two (2) options to extend the Term for a period of five (5) years each, from and after the date upon which this Lease would otherwise expire (each an "Extension Period"). Tenant's exercise of each Extension Period shall be by notice to Landlord given on or before the date which is twenty-four (24) months prior to the scheduled Termination Date, time being of the essence. Tenant agrees that it shall have forever waived its right to exercise all remaining Extension Periods if it fails, for any reason, to give such notice to Landlord by the time provided herein for the giving of such notice. The Extension Periods shall be upon the same terms and conditions as are in effect immediately preceding the commencement of

such Extension Period; provided, however, that Tenant shall have no right or option to extend the Term for any period of time beyond the expiration of the Extension Periods. Basic Rent for each Extension Period shall be as set forth in Paragraph (g) of the Basic Lease Provisions.

29.2 Loss of Extension Periods. Any termination, expiration, cancellation or surrender of this Lease shall terminate any right or option for the Extension Periods which have not yet been exercised. Landlord shall have the right, for thirty (30) days after receipt of notice of Tenant's election to exercise an Extension Period, to reject Tenant's election if Tenant gave such notice while an Event of Default, or any condition which would constitute an Event of Default with the passage of time, giving of notice, or both, was then existing, and such rejection shall automatically render Tenant's election to exercise such option null and void and of no effect; however, if such default condition is cured, Tenant may re-exercise such Extension Period at any time during the proscribed cure period for such default.

29.3 Confirmation of Extension Period. If Tenant duly exercises an Extension Period, the "Term" shall be automatically extended for such Extension Period. Within thirty (30) days after request of either party following the effective exercise of an Extension Period, Landlord and Tenant shall execute, acknowledge and deliver to each other duplicate originals of an instrument confirming the extended Term, and the new Termination Date.

29.4 No Severance of Extension Period. The Extension Period may not be severed from the Lease or separately sold, assigned or otherwise transferred.

30. PURCHASE OPTION.

30.1 Option Exercise. Tenant is hereby granted the option to purchase the Premises (the "Purchase Option") for the Purchase Price. Tenant shall exercise the Purchase Option, if at all, by giving written notice to that effect to Landlord at any time prior to the tenth (10th) anniversary of the Commencement Date.

30.2 Closing. If Tenant exercises the Purchase Option, then: (i) Landlord shall convey good and marketable title to the Premises to Tenant or its Affiliate by New Jersey bargain and sale deed with covenant against grantor's acts, subject to all matters of record, but excluding any mortgages, monetary liens, judgments existing due to Landlord's acts or omissions; (ii) closing on the purchase shall be held on such date and in such location in the vicinity of the Premises as Tenant shall designate by not less than ten (10) days prior notice to Landlord, which date of closing shall not be less than thirty (30) days nor more than ninety (90) days following the date Tenant gives Landlord notice exercising the Purchase Option; (iii) the Purchase Price shall be paid on the closing date by wire transfer of funds to such account as Landlord may designate by written notice to Tenant; and (iv) at the closing, Tenant shall pay all realty transfer taxes, Landlord's legal expenses, and all other fees incurred by Landlord in connection with the closing, in addition to Tenant's own closing costs. If the Premises are purchased by Tenant pursuant to an exercise of the Purchase Option, Tenant shall be responsible to pay any commission or fee which may be due to Broker in accordance with the terms and conditions of the agreement between Tenant and Broker governing the original sale of the Premises from Tenant to Landlord; however, in no event is Broker deemed a third-party beneficiary of the terms and conditions of this sentence. Basic Rent and Landlord's Premiums payable under this Lease shall be pro-rated as of the closing date. No other pro-rations shall be required, inasmuch as Tenant is responsible under this Lease for payments of Taxes, utilities and other apportionable costs.

30.3 Option Personal. The Purchase Option is personal to the original Tenant under this Lease, or any Permitted Transferee, and may not be exercised by any other assignee of Tenant's interest under this Lease.

31. MISCELLANEOUS.

31.1 Amendments in Writing. This Lease may not be amended or modified, nor may any obligation hereunder be waived, orally. No such amendment, modification, termination or waiver shall be effective unless in writing and signed by all parties hereto.

31.2 Construction. The parties hereto hereby acknowledge and agree that (i) each party hereto is of equal bargaining strength, (ii) each such party has actively participated in the drafting, preparation and negotiation of this Lease, (iii) each such party has consulted with such party's own, independent counsel, and such other professional advisors as such party has deemed appropriate, relative to any and all matters contemplated under this Lease, (iv) each such party and such party's counsel and advisors have reviewed this Lease, (v) each such party has agreed to enter into this Lease following such review and the rendering of such advice, and (vi) any rule of construction to the effect that ambiguities are to be resolved against the drafting parties shall not apply in the interpretation of this Lease, or any portions hereof, or any amendments hereto.

31.3 No Waiver of Future Performance. No waiver by a party hereto of any obligation of the other party hereunder shall be deemed to constitute a waiver of the future performance of such obligation by such other party.

31.4 Provisions Severable. If any provision of this Lease or any application thereof shall be invalid or unenforceable, the remainder of this Lease and any other application of such provision shall not be affected thereby.

31.5 Successors and Assigns. This Lease shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, except as provided in Article 16.

31.6 Quiet Enjoyment. Upon due performance of the covenants and agreements to be performed by Tenant under this Lease, Landlord covenants that Tenant shall and may at all times peaceably and quietly have, hold and enjoy the Premises during the Term, without molestation or hindrance by Landlord or any party claiming through or under Landlord.

31.7 Table of Contents and Article Headings. The table of contents and the article headings are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

31.8 Counterparts. This Lease may be executed in several counterparts, each of which when so executed and delivered, shall constitute an original, fully enforceable counterpart for all purposes, all of which, taken together, shall constitute one single instrument. Any counterpart delivered by electronic mail, telephone facsimile, (or similar electronic) transmission shall have the same force and effect as an original counterpart.

31.9 No Surrender. No act or thing done by Landlord or Landlord's agents during the Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid unless in writing and signed by Landlord. No employee or agent of Landlord shall have any authority to accept the keys to the Premises prior to the Termination Date and the delivery of keys to any employee or agent of Landlord shall not operate as an acceptance of a termination of this Lease or an acceptance of a surrender of the Premises.

31.10 No Offer. The submission of this Lease to Tenant for examination does not constitute an offer to lease, or a reservation of, the Premises on the terms set forth herein, and this Lease shall become effective as a lease agreement only upon the execution and delivery of this Lease by Landlord and Tenant.

31.11 Statements and Bills. Landlord's failure during the Term to prepare and deliver any of the statements, notices or bills set forth in this Lease shall not in any way cause Landlord to forfeit or surrender its rights to collect any amount that may have become due and owing to it during the Term.

31.12 Lien and Security Interest. In addition to any statutory liens of Landlord now or hereinafter in effect, Tenant hereby grants to Landlord a security interest under the Uniform Commercial Code in all of Tenant's goods, wares, inventory, machinery, equipment, fixtures, furniture, furnishings and other personal property, in or about the Premises, including all proceeds thereof. Said security interest shall secure unto Landlord the payment of all Rent and other charges collectible or reserved hereunder which shall become due under the provisions of this Lease. Tenant hereby authorizes Landlord (at Landlord's option) to execute and file such statements showing Tenant, as debtor, and Landlord, as secured party, as may be appropriate under the provisions of the said Uniform Commercial Code to perfect a security interest in Tenant's goods and property in and about the Premises.

32. USA PATRIOT ACT. Each party represents, warrants and covenants to the other party that neither it nor any of its partners, officers, directors, members or shareholders (i) is listed on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Asset Control, Department of the Treasury ("OFAC") pursuant to Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) ("Order") and all applicable provisions of Title III of the USA Patriot Act (Public Law No. 107-56 (October 26, 2001)); (ii) is listed on the Denied Persons List and Entity List maintained by the United States Department of Commerce; (iii) is listed on the List of Terrorists and List of Disbarred Parties maintained by the United States Department of State, (iv) is listed on any list or qualification of "Designated Nationals" as defined in the Cuban Assets Control Regulations 31 C.F.R. Part 515; (v) is listed on any other publicly available list of terrorists, terrorist organizations or narcotics traffickers maintained by the United States Department of State, the United States Department of Commerce or any other governmental authority or pursuant to the Order, the rules and regulations of OFAC (including without limitation the Trading with the Enemy Act, 50 U.S.C. App. 1-44; the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-06; the unrepealed provision of the Iraq Sanctions Act, Publ. L. No. 101-513; the United Nations Participation Act, 22 U.S.C. § 2349 as-9; The Cuban Democracy Act, 22 U.S.C. §§ 60-01-10; The Cuban Liberty and Democratic Solidarity Act, 18 U.S.C. §§ 2332d and 233; and The Foreign Narcotic Kingpin Designation Act, Publ. L. No. 106-120 and 107-108, all as may be amended from time to time); or any other applicable requirements contained in any enabling legislation or other Executive Orders in respect of the Order (the Order and such other rules, regulations, legislation or orders are collectively called the "Orders"); (vi) is engaged in activities prohibited in the Orders; or (vii) has been convicted, pleaded nolo contendere, indicted, arraigned or custodially detained on charges involving money laundering or predicate crimes to money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes or in connection with the Bank Secrecy Act (31 U.S.C. §§ 5311 et seq.).

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Lease as of the date first above written.

WITNESS:

[signature]

LANDLORD:

783 JERSEY AVENUE, LLC, a New Jersey limited liability company

By: Kerron, LLC, a New Jersey limited liability company, a Manager

By: [signature]
Aaron T. Feiler
Member

Execution Date: March 14, 2018

WITNESS:

[signature]

TENANT:

HEMISPHERX BIOPHARMA, INC., a Delaware corporation

By: [signature]
Name: Wayne Springate
Title: Senior Vice President of Operations

Execution Date: March ____, 2018

SCHEDULE A

DESCRIPTION OF LAND

BEGINNING at a point on the Northerly sideline of Jules Lane, distant 315.09 feet Northerly from the intersection of said Northerly sideline of Jules Lane and the Westerly sideline of Jersey Avenue, if each are extended and running; thence

1 North 48 degrees 23 minutes 58 seconds East, 280 feet to a point; thence

2. South 41 degrees 36 minutes 2 seconds East, 271.85 feet to a point in the Westerly sideline of Jersey Avenue; thence

3. Along said Westerly sideline of Jersey Avenue, South 39 degrees 37 minutes 20 seconds West, 254.18 feet to a point; thence

4. Along a curve to the right having a radius of 25 feet, an arc distance of 43.10 feet to a point in the Northerly sideline of Jules Lane; thence

5. Along the Northerly sideline of Jules Lane, North 41 degrees 38 minutes 2 seconds West, 285.93 feet to the point and place of BEGINNING.

FOR INFORMATION ONLY:

Commonly known as: 783 Jersey Avenue, New Brunswick, NJ
Block 697.06 Lot(s) 1.01

ADDENDUM 1

DEFINITIONS

As used in this Lease, the following terms have the following respective meanings:

1. Additional Rent: defined in Section 3.2.

2. Affiliate: any entity which is controlled by, is under common control with, or which controls a party.

3. Alterations: Tenant's alterations, improvements, additions and/or modifications in, on or about the Premises.

4. Basic Rent: defined in Section 3.1 and specified in the Basic Lease Provisions.

5. Basic Rent Payment Dates: the first day of each consecutive calendar month during the Term.

6. Business Days: shall mean any day other than a Saturday, Sunday or Federal or State of New Jersey legal holiday.

7. Discharge: defined in Section 11.1.

8. Emergency (and emergency condition): defined in Section 19.2.

9. Environmental Laws: all statutes, regulations, codes and ordinances of any governmental entity, authority, agency and/or department relating to (i) air emissions, (ii) water discharges, (iii) noise emissions, (iv) air, water or ground pollution or (v) any other environmental or health matter, including, but not limited to, ISRA, the New Jersey Spill Compensation and Control Act, N.J.S.A. 58:10-23.11 et seq. and the regulations promulgated thereunder, the Hazardous Substance Discharge – Reports and Notices Act, N.J.S.A. 13:1K-15 et seq. and the regulations promulgated thereunder, and the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq. and the regulations promulgated thereunder.

10. Estimated Premiums: defined in Section 4.2.

11. Events of Default: defined in Article 19.

12. Excusable Delay: any delay caused by governmental action, or lack thereof; shortages or unavailability of materials and/or supplies; labor disputes (including, but not limited to, strikes, slow downs, job actions, picketing and/or secondary boycotts); fire or other casualty; delays in transportation; acts of God; directives or requests by any governmental entity, authority, agency or department; any court or administrative orders or regulations; adjustments of insurance; acts of declared or undeclared war, acts of terrorism, public disorder, riot or civil commotion; or by anything else beyond the reasonable control of the delayed party.

13. Extension Period: defined in Article 29.

14. Insurance Requirements: all terms of any insurance policy maintained by Landlord with respect to the Premises and all requirements of the National Board of Fire Underwriters (or any other body exercising similar function) applicable to or affecting all or any part of the Premises.

15. Insurance Statement: defined in Section 4.2.

16. ISRA: Industrial Site Recovery Act of the State of New Jersey, N.J.S.A. 13:1K-6 et seq. and the regulations promulgated thereunder, together with any amendments thereto and/or substitutions thereof.

17. Landlord: the party defined as such in the first paragraph of this Lease, including at any time after the date hereof, the then owner of Landlord's interest in the Premises.

18. Landlord's Premiums: defined in Section 14.2.

19. Lease Year: each 12-month period during the Term, commencing on the Commencement Date or any anniversary of the Commencement Date.

20. Legal Requirements: all statutes, codes, ordinances, regulations, rules, orders, directives and requirements of any governmental entity, authority, agency and/or department, which now or at any time hereafter may be applicable to the Premises or any part thereof, including, but not limited to, all Environmental Laws.

21. Lender: the holder of any mortgage or deed of trust which may now or hereafter encumber the Premises, including all renewals, modifications, consolidations, replacements and extensions thereof.

22. Lien: any mortgage, pledge, lien, charge, encumbrance or security interest of any kind, including any inchoate mechanic's or materialmen's lien.

23. Major Work: defined in Section 7.4(b).

24. Master Landlord: shall mean the lessor under any ground lease or lease of all or any portion of the Premises, subject to the space leases, which may now or hereafter affect all or any portion of the Premises.

25. Monthly Insurance Payment: defined in Section 4.3.

26. Monthly Tax Payment: defined in Section 4.3.

27. Net Award: any insurance proceeds or condemnation award payable in connection with any damage, destruction or Taking, less any expenses incurred by Landlord in recovering such amount.

28. Net Rental Proceeds: (a) in the case of a sublease, the amount by which the aggregate of all rents, additional charges or other consideration payable under a sublease to Tenant by the subtenant (including sums paid for the sale or rental of Tenant's fixtures, leasehold improvements, equipment, furniture or other personal property) exceeds the sum of (i) the Basic Rent plus all amounts payable by Tenant pursuant to the provisions hereof during the term of the sublease in respect of the subleased space, (ii) actual brokerage commissions, providing same are at prevailing rates, due and owing to a real estate brokerage firm, and (iii) the then fair market value of the fixtures, leasehold improvements, equipment, furniture or other personal property included in the subletting; and (b) in the case of an assignment, the amount by which all sums and other consideration paid to Tenant by the assignee of this Lease for or by reason of such assignment (including sums paid for the sale of Tenant's fixtures, leasehold improvements, equipment, furniture or other personal property) exceeds the sum of (i) actual brokerage commissions, provided same are at prevailing rates due and owing to a real estate brokerage firm, and (ii) the then fair market value of the fixtures, leasehold improvements, equipment, furniture or other personal property sold to the assignee.

29. Occupant: defined in Section 11.4.

30. OFAC: defined in Article 32.

31. Order: defined in Article 32.

32. Orders: defined in Article 32.

33. Permitted Transfer: defined in Section 16.1.

34. Prime Rate: the prime commercial lending rate publicly announced from time to time by Citibank N.A. or successor bank.

35. Projected Taxes: defined in Section 4.2.

36. Purchase Option: defined in Section 30.1.

37. Purchase Price: The amount equal to $4,080,000.00 times (1.05 + .0025N), where "N" equals the number of full calendar months which have elapsed from the Commencement Date until closing date of the Purchase Option.

38. Restoration: the restoration, replacement or rebuilding of the Premises or the Building (excluding any tenant improvements, whether installed during the Term or existing on the Commencement Date, alterations, additions and improvements installed by Tenant and any trade fixtures and personal property owned by Tenant) or any portion thereof as nearly as practicable to its value, condition and character immediately prior to any damage, destruction or Taking.

39. Statement(s): means, collectively, Landlord's Insurance Statement and Landlord's Tax Statement.

40. Taking: a taking of all or any part of the Premises, or any interest therein or right accruing thereto, as the result of, or in lieu of, or in anticipation of, the exercise of the right of condemnation or eminent domain pursuant to any law, general or special, or by reason of the temporary requisition of the use or occupancy of the Premises or any part thereof, by any governmental authority, civil or military.

41. Tax Statement: defined in Section 4.2.

42. Taxes: shall be defined to mean with respect to each governmental authority levying or imposing the same, all taxes and assessments (general, special, betterment, ordinary or extraordinary, foreseen and unforeseen) levied, charged, assessed, imposed upon or which become due and payable out of or in respect of and become a lien on the Land and all improvements constructed on the Land from time to time, including, without limitation, charges imposed in respect of the ownership, operation, management, use, leasing or alteration of the Premises, or any portion thereof; the various estates in and to the Premises, or any portion thereof; the Basic Rent and Additional Rent payable to Landlord pursuant to this Lease; all water and sewer rents and charges; and all franchise, income, profit or other taxes, fees and charges, however designated, which, due to a future change in the method of taxation, may be levied or imposed on Landlord in substitution in whole or in part for, or in lieu of, or in addition to, any tax which would otherwise constitute Taxes, as heretofore defined. Nothing contained in this Lease shall require Tenant to pay any estate, inheritance, succession, corporate franchise, transfer (except as expressly set forth in Article 30 below) or income tax of Landlord, nor shall any of same be deemed Taxes, except as provided in the immediately preceding sentence.

43. Tenant: the party defined as such in the first paragraph of this Lease, subject to Article 16.

44. Tenant's Notice: defined in Section 16.2.

45. Tenant's Visitors: Tenant's agents, servants, employees, officers, subtenants, contractors, invitees, licensees and all other persons invited by Tenant onto the Premises as guests or doing lawful business with Tenant.

46. Term: defined in Section 2.2.

47. Underlying Encumbrance: defined in Section 23.1.

48. Warrants: The Common Stock Warrants of Tenant's common stock traded on the NYSE as issued by Tenant prior to the date hereof and held by Landlord.